Exhibit 4.1

ON SEMICONDUCTOR CORPORATION

and

COMPUTERSHARE TRUST COMPANY, N.A.,

as Rights Agent

RIGHTS AGREEMENT

Dated as of June 8, 2020

TABLE OF CONTENTS

(continued)

		Page

Section 28.	Successors	47

Section 29.	Determinations and Actions by the Board of Directors	47

Section 30.	Benefits of this Agreement	48

Section 31.	Severability	48

Section 32.	Governing Law	48

Section 33.	Counterparts	48

Section 34.	Force Majeure	48

Section 35.	Headings; Interpretation	49

Exhibits

Exhibit A	Form of Certificate of Designations
Exhibit B	Form of Rights Certificate
Exhibit C	Form of Summary of Rights

-ii-

RIGHTS AGREEMENT

RIGHTS AGREEMENT, dated as of June 8, 2020 (this “Agreement”), between ON Semiconductor Corporation, a Delaware corporation (the “Company”), and Computershare Trust Company, N.A., a federally chartered trust company, as rights agent (the “Rights Agent”). All capitalized terms used in this Agreement shall have the meanings ascribed to such terms in Section 1 hereof or as otherwise defined elsewhere in this Agreement.

WHEREAS, the Board of Directors of the Company (the “Board of Directors”) (i) authorized and declared a dividend of one preferred share purchase right (a “Right”) for each share of Common Stock outstanding at the Close of Business on June 18, 2020 (the “Record Date”), and (ii) authorized the issuance of one Right (as such number may hereinafter be adjusted pursuant hereto) in respect of each share of Common Stock that shall become outstanding between the Record Date and the earlier of the Distribution Date and the Expiration Date; provided, however, that Rights may be issued in respect of shares of Common Stock that shall become outstanding after the Distribution Date but before the Expiration Date in accordance with Section 22 hereof; and

WHEREAS, each Right initially represents the right to purchase, upon the terms and subject to the conditions hereinafter set forth, one Unit of Preferred Stock (subject to adjustment as provided herein).

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

Section 1.    Certain Definitions. For purposes of this Agreement, the following terms have the meanings indicated:

(a)    “Acquiring Person” shall mean any Person (other than an Exempt Person) who or which, together with all Affiliates and Associates of such Person, shall be the Beneficial Owner of 15 % or more of the shares of Common Stock then outstanding; provided, however, that:

(i)    if, as of the date hereof or prior to the first public announcement of the adoption of this Agreement, a Person is the Beneficial Owner of 15% or more of the shares of Common Stock outstanding, then such Person shall not be deemed to be an “Acquiring Person” unless and until such time as such Person shall, after the first public announcement of the adoption of this Agreement, acquire (directly or indirectly, including by an Affiliate or an Associate of such Person) or become the Beneficial Owner of any additional shares of Common Stock (other than pursuant to a dividend or distribution paid or made by the Company on the outstanding shares of Common Stock or pursuant to a split or subdivision of the outstanding Common Stock, but expressly including as a result of the exercise or settlement of any Derivatives Contract, conversion rights, exchange rights, rights (other than Rights), warrants, options or similar instruments, including which such Person owns (or may beneficially own) or is party to as of the date hereof or the first public announcement of the adoption of this Agreement), regardless of whether, thereafter or as a result thereof, there is an increase, decrease or no change in the percentage of shares of Common Stock then outstanding beneficially owned by such Person, unless, upon acquiring or becoming the Beneficial Owner of such additional shares of Common Stock, such Person is not then the Beneficial Owner of 15% or more of the shares of Common Stock then outstanding;

(ii)    if the Board of Directors determines that a Person who would otherwise be an “Acquiring Person” became the Beneficial Owner of a number of shares of Common Stock such that such Person would otherwise qualify as an “Acquiring Person” inadvertently (including because (A) such Person was unaware that it beneficially owned that number of shares of Common Stock that would otherwise cause such Person to be an “Acquiring Person” or (B) such Person was aware of the extent of its Beneficial Ownership of Common Stock but had no actual knowledge of the consequences of such Beneficial Ownership under this Agreement), then such Person shall not be deemed to be or to have become an “Acquiring Person,” unless and until such Person shall have failed to divest itself, as soon as practicable (as determined by the Board of Directors), of Beneficial Ownership of a sufficient number of shares of Common Stock so that such Person would no longer otherwise qualify as an “Acquiring Person;”

(iii)    no Person shall become an “Acquiring Person” solely as a result of any unilateral grant of any security by the Company or through the exercise of any options, warrants, rights or similar interests (including restricted stock) granted by the Company to its directors, officers and employees, unless and until such Person shall thereafter become the Beneficial Owner of any additional shares of Common Stock (other than pursuant to a dividend or distribution paid or made by the Company on the outstanding shares of Common Stock or pursuant to a split or subdivision of the outstanding Common Stock), unless, upon becoming the Beneficial Owner of such additional shares of Common Stock, such Person is not then the Beneficial Owner of 15% or more of the shares of Common Stock then outstanding; and

(iv)    no Person shall become an “Acquiring Person” solely as the result of the acquisition of shares of Common Stock by the Company which, by reducing the number of shares of Common Stock outstanding, increases the proportional number of shares beneficially owned by such Person; provided, however, that if (x) a Person would become an Acquiring Person (but for the operation of this subclause iv) as a result of the acquisition of shares of Common Stock by the Company, and (y) after such share acquisition by the Company, such Person becomes the Beneficial Owner of any additional shares of Common Stock (other than pursuant to a dividend or distribution paid or made by the Company on the outstanding shares of Common Stock or pursuant to a split or subdivision of the outstanding Common Stock), then such Person shall be deemed an Acquiring Person unless, upon becoming the Beneficial Owner of such additional shares, such Person is not then the Beneficial Owner of 15% or more of the shares of Common Stock then outstanding.

Notwithstanding the foregoing, if a bona fide swaps dealer who would otherwise be an “Acquiring Person” has become so as a result of its actions in the ordinary course of its business that the Board of Directors determines were taken without the intent or effect of evading or assisting any other Person to evade the purposes and intent of this Agreement or otherwise seeking to control or influence the management or policies of the Company, then, and unless and until the Board of Directors shall otherwise determine, such Person shall not be deemed to be an “Acquiring Person” for any purposes of this Agreement.

(b)    “Affiliate” and “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as in effect on the date hereof.

(c)    A Person shall be deemed the “Beneficial Owner” of, and shall be deemed to have “Beneficial Ownership” of and to “beneficially own,” any securities:

(i)    which such Person or any of such Person’s Affiliates or Associates is deemed to beneficially own, directly or indirectly, within the meaning of Rule 13d-3 of the General Rules and Regulations under the Exchange Act (the “Exchange Act Regulations”) as in effect on the date hereof;

(ii)    which such Person or any of such Person’s Affiliates or Associates, directly or indirectly, has the right to vote (whether such right is exercisable immediately or only after the passage of time, upon the satisfaction of conditions (whether or not within the control of such Person), upon compliance with regulatory requirements, or otherwise) pursuant to any agreement, arrangement or understanding (whether or not in writing); provided, however, that a Person shall not be deemed the “Beneficial Owner” of, to have “Beneficial Ownership” of or to “beneficially own,” any securities as a result of such agreement, arrangement or understanding if such agreement, arrangement or understanding to vote such securities (A) arises solely from a revocable proxy or consent given in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable provisions of the Exchange Act and the Exchange Act Regulations, and (B) is not reportable by such Person on Schedule 13D or Schedule 13G under the Exchange Act (or any comparable or successor report);

(iii)    which are beneficially owned, directly or indirectly, by any other Person (or any Affiliate or Associate of such other Person) with which such first Person (or any of such first Person’s Affiliates or Associates) has (x) any agreement, arrangement or understanding (whether or not in writing) (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities) for the purpose of acquiring, holding, voting (except pursuant to a revocable proxy or consent as described in the proviso to subclause (ii) of this paragraph (c)) or disposing of such securities or (y) any agreement, arrangement or understanding (whether or not in writing) to cooperate in obtaining, changing or influencing control of the issuer of such securities;

(iv)    which such Person or any of such Person’s Affiliates or Associates, directly or indirectly, has the right or obligation to acquire (whether such right is exercisable, or such obligation is required to be performed, immediately or only after the passage of time, upon the satisfaction of conditions (whether or not within the control of such Person), upon compliance with regulatory requirements, or otherwise)

pursuant to any agreement, arrangement or understanding (whether or not in writing) (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities) or upon the exercise of conversion rights, exchange rights, rights (other than the Rights), warrants or options, or otherwise; provided, however, that a Person shall not be deemed the “Beneficial Owner” of, to have “Beneficial Ownership” of or to “beneficially own” (A) securities tendered pursuant to a tender or exchange offer made in accordance with the Exchange Act Regulations by such Person or any of such Person’s Affiliates or Associates until such tendered securities are accepted for purchase or exchange, (B) securities which such Person has the right to acquire upon exercise of Rights at any time prior to the occurrence of a Triggering Event, (C) securities that may be issued upon exercise of Rights from and after the occurrence of a Triggering Event, if such Rights were acquired by such Person or any of such Person’s Affiliates or Associates prior to the Distribution Date or pursuant to Section 3(a) or Section 22 hereof (the “Original Rights”) or pursuant to Section 11(i) hereof or Section 11(n) hereof in connection with an adjustment made with respect to any Original Rights, or (D) securities which such Person or any of such Person’s Affiliates or Associates may acquire, does or do acquire or may be deemed to have the right to acquire, pursuant to any merger or other acquisition agreement between the Company and such Person (or one or more of such Person’s Affiliates or Associates) if such agreement has been approved by the Board of Directors prior to such Person becoming an Acquiring Person; or

(v)    which are beneficially owned, directly or indirectly, by a Counterparty (or any such Counterparty’s Affiliates or Associates) under any Derivatives Contract (without reduction for and otherwise without regard to any short or similar position under the same or any other Derivatives Contract) to which such Person or any of such Person’s Affiliates or Associates is a Receiving Party; provided, however, that the number of shares of Common Stock that a Person is deemed to beneficially own pursuant to this subclause (v) in connection with a particular Derivatives Contract shall not exceed the number of Notional Common Shares with respect to such Derivatives Contract; provided further, however, that the number of securities beneficially owned by each Counterparty (including its Affiliates and Associates) under a Derivatives Contract shall for purposes of this subclause (v) be deemed to include all securities that are beneficially owned, directly or indirectly, by any other Counterparty (or any of such other Counterparty’s Affiliates or Associates) under any Derivatives Contract to which such first Counterparty (or any of such first Counterparty’s Affiliates or Associates) is a Receiving Party, with this proviso being applied to successive Counterparties as appropriate;

provided further, however, that, notwithstanding the foregoing provisions of this definition of “Beneficial Ownership”:

(y)    no decision reached, or action taken, by the Board of Directors or any committee thereof shall cause any Person (or any Affiliate or Associate of such Person) who is a member of the Board of Directors or such committee to be deemed, for the purposes of this Agreement, to be the “Beneficial Owner” of, to have “Beneficial Ownership” of, or to “beneficially own” any securities that are beneficially owned by any other Person (or any Affiliate or Associate of such Person) who is a member of the Board of Directors or any committee thereof solely by reason of such membership on the Board of Directors or any committee thereof or participation in the decisions or actions thereof on the part of either or both of such Persons, and

(z)    no Person who is an officer, director or employee of an Exempt Person shall be deemed, solely by reason of such Person’s status or authority as such, to be the “Beneficial Owner” of, to have “Beneficial Ownership” of, or to “beneficially own” any securities that are beneficially owned, including in a fiduciary capacity, by an Exempt Person or by any other such officer, director or employee of an Exempt Person.

With respect to any Person, for all purposes of this Agreement, any calculation of the number of shares of Common Stock outstanding at any particular time, including for purposes of determining the particular percentage of the outstanding shares of Common Stock of which such Person is the Beneficial Owner, shall include the number of shares of Common Stock not outstanding at the time of such calculation that such Person is otherwise deemed to beneficially own for purposes of this Agreement; provided, that the number of shares of Common Stock not outstanding (but that such Person is otherwise deemed to beneficially own for purposes of this Agreement) shall not be included for the purpose of computing the percentage of the outstanding shares of Common Stock beneficially owned by any other Person (unless such other Person is also otherwise deemed to beneficially own, for purposes of this Agreement, such shares of Common Stock not outstanding).

(d)    “Book Entry” shall mean an uncertificated book entry for the Common Stock or Preferred Stock, as applicable.

(e)    “Business Day” shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in the state of New York are authorized or obligated by law or executive order to close.

(f)    “Close of Business” on any given date shall mean 5:00 P.M., New York City time, on such date; provided, however, that if such date is not a Business Day it shall mean 5:00 P.M., New York City time, on the next succeeding Business Day.

(g)    “Common Stock,” when used with reference to the Company or without any reference, shall mean the common stock, presently par value $0.01 per share, of the Company. “Common Stock,” when used with reference to any Person other than the Company, shall mean the common shares or common stock (or, in the case of any entity other than a corporation, the equivalent equity interest) with the greatest voting power of such other Person or, if such other Person is a Subsidiary of another Person, the Person or Persons which ultimately control such first-mentioned Person.

(h)    “Company” has the meaning given it in the preamble of this Agreement, and also means a Principal Party to the extent provided in Section 13(b).

(i)    “Definitive Acquisition Agreement” shall mean any definitive written agreement entered into by the Company, that is conditioned on the approval by the holders of not less than a majority of the outstanding shares of Common Stock at a meeting of the stockholders of the Company, with respect to (i) a merger, consolidation, recapitalization, reorganization, share exchange, business combination or similar transaction involving the Company or (ii) the acquisition in any manner, directly or indirectly, of more than 50% of the consolidated total assets (including equity securities of the Company’s Subsidiaries) based on the most recent publicly available balance sheet of the Company and its Subsidiaries or businesses or assets of the Company and its Subsidiaries (including equity securities of its Subsidiaries) that generated more than 50% of the Company’s consolidated net revenue or earnings before interest, taxes, depreciation and amortization for the preceding twelve (12) months.

(j)    “Derivatives Contract” shall mean a contract between two parties (the “Receiving Party” and the “Counterparty”) that is designed to produce economic benefits and risks to the Receiving Party that correspond substantially to the ownership by the Receiving Party of a number of shares of Common Stock specified or referenced in such contract (the number corresponding to such economic benefits and risks, the “Notional Common Shares”), regardless of whether (i) obligations under such contract are required or permitted to be settled through the delivery of cash, shares of Common Stock or other property or (ii) such contract conveys any voting rights in shares of Common Stock, without reduction for and otherwise without regard to any short or similar position under the same or any other Derivative Contract. For the avoidance of doubt, interests in broad-based index options, broad-based index futures and broad-based publicly traded market baskets of stocks approved for trading by the appropriate federal governmental authority shall not be deemed to be Derivatives Contracts.

(k)    “Exempt Person” shall mean (i) the Company or any Subsidiary of the Company, (ii) any employee benefit plan maintained by the Company or any of its Subsidiaries, or (iii) any entity or trustee holding (or acting in a fiduciary capacity in respect of) shares of capital stock of the Company for or pursuant to the terms of any such employee benefit plan or for the purpose of funding other employee benefits for employees of the Company or any Subsidiary of the Company.

(l)    “Person” shall mean any individual, partnership, firm, limited liability company, corporation, association, trust, unincorporated organization or other entity, as well as any syndicate or group deemed to be a person under Section 14(d)(2) of the Exchange Act as in effect on the date hereof.

(m)    “Preferred Stock” shall mean the Series B Junior Participating Preferred Stock, par value $0.01 per share, of the Company having the voting powers, designation, preferences and relative, participating, optional or other special rights and qualifications, limitations and restrictions set forth in the Form of Certificate of Designations attached hereto as Exhibit A.

(n)    “Qualifying Offer” shall mean an offer determined by the Board of Directors to meet each of the following criteria:

(i)    an offer that has commenced (within the meaning of Rule 14d-2(a) under the Exchange Act);

(ii)    a fully financed all-cash tender offer or an exchange offer offering Common Stock of the offeror or a combination thereof (with any such cash portion to be fully financed), in each case, for any and all of the outstanding Common Stock of the Company at the same per share consideration;

(iii)    an offer whose offer price per share of Common Stock represents a reasonable premium over the highest reported market price for the Common Stock in the twenty-four (24) months immediately preceding the commencement of such offer (within the meaning of Rule 14d-2(a) under the Exchange Act), with, in the case of an offer that includes shares of Common Stock of the offeror, such offer price per share of Common Stock being determined using the lowest reported market price for Common Stock of the offeror during the five trading days immediately preceding and the five trading days immediately following the commencement of such offer (within the meaning of Rule 14d-2(a) under the Exchange Act);

(iv)    an offer in respect of which, within twenty (20) Business Days after the commencement of the offer (within the meaning of Rule 14d-2(a) under the Exchange Act), or within ten (10) Business Days after any increase in the offer consideration, a nationally recognized financial advisor retained by the Board of Directors does not render an opinion to the Board of Directors that the consideration being offered to the stockholders of the Company is either unfair or inadequate;

(v)    an offer that is conditioned on a minimum of at least a majority of each of (A) the shares of Common Stock then outstanding on a fully-diluted basis, and (B) the shares of Common Stock then outstanding not held by the offeror (or such offeror’s Affiliates or Associates) being tendered and not withdrawn as of the offer’s expiration date, which condition shall not be waivable (the “Minimum Tender Condition”);

(vi)    an offer that is subject only to the Minimum Tender Condition and other customary terms and conditions, which conditions shall not include any financing, funding or similar conditions or any requirements with respect to the offeror or its representatives being permitted any due diligence including with respect to the books, records, management, accountants or other outside advisers of the Company;

(vii)    an offer pursuant to which the Company has received an irrevocable, legally binding written commitment of the offeror that the offer, if it is otherwise to expire prior thereto, will be extended for at least twenty (20) Business Days after any increase in the consideration offered or after any bona fide alternative offer is commenced;

(viii)    an offer pursuant to which the Company has received an irrevocable, legally binding written commitment of the offeror that the offer will remain open for at least ten (10) Business Days after the end of the Board Evaluation Period and, if a Special Meeting is duly requested in accordance with Section 23(e)(i) hereof, for at least ten (10) Business Days after the date of the Special Meeting or, if no Special

Meeting is held within the Special Meeting Period, for at least ten (10) Business Days following the last day of such Special Meeting Period;

(ix)    an offer pursuant to which the Company has received an irrevocable, legally binding written commitment of the offeror to consummate, as promptly as practicable upon successful completion of the offer, a second step transaction whereby all Common Stock not purchased in the offer will be acquired for the same per-share consideration actually paid pursuant to the offer, subject to stockholders’ statutory appraisal rights, if any;

(x)    an offer pursuant to which the Company has received an irrevocable, legally binding written commitment of the offeror that no amendments shall be made to the offer to reduce the consideration being offered or to otherwise change the terms of the offer in a way that is adverse to a tendering stockholder (other than extensions of the offer consistent with the terms thereof); and

(xi)    if the offer includes shares of Common Stock of the offeror, (A) the offeror is a publicly owned corporation and its Common Stock is freely tradable and is listed or admitted to trading on either the NASDAQ or the NYSE; (B) no stockholder approval of the offeror is required to issue such Common Stock, or, if required, such approval has already been obtained; (C) no Person (including such Person’s Affiliates or Associates) beneficially owns more than 20% of the voting stock of the offeror at the time of commencement of the offer (within the meaning of Rule 14d-2(a) of the Exchange Act) or at any time during the term of the offer; (D) no other class of voting stock of the offeror is outstanding; and (E) the offeror meets the registrant eligibility requirements for use of Form S-3 or Form F-3 for registering securities under the Securities Act, including the filing of all required Exchange Act reports in a timely manner during the twelve (12) calendar months prior to the date of commencement of such offer (within the meaning of Rule 14d-2(a) of the Exchange Act).

For the purposes of the definition of Qualifying Offer, “fully financed” shall mean that the offeror has sufficient funds for the offer and related expenses which shall be evidenced by (A) firm, legally binding written commitments from responsible financial institutions having the necessary financial capacity, accepted by the offeror, to provide funds for such offer subject only to customary terms and conditions, (B) cash or cash equivalents then available to the offeror, set apart and maintained solely for the purpose of funding the offer with an irrevocable and legally binding written commitment being provided by the offeror to the Board of Directors to maintain such availability until the offer is consummated or withdrawn, or (C) a combination of the foregoing; which evidence has been provided to the Company prior to, or upon, commencement of the offer. If an offer becomes a Qualifying Offer in accordance with this definition but subsequently ceases to be a Qualifying Offer as a result of the failure at a later date to continue to satisfy any of the requirements of this definition, such offer shall cease to be a Qualifying Offer and the provisions of Section 23 hereof shall no longer be applicable to such offer.

(o)    “Stock Acquisition Date” shall mean (x) the first date of public announcement (including the filing of any report, or any amendment to any report, on Schedule 13D or Schedule 13G under the Exchange Act (or any comparable or successor report))

by the Company or an Acquiring Person that an Acquiring Person has become such or (y) such earlier date, as determined by the Board of Directors, on which an Acquiring Person has become such.

(p)    “Subsidiary” shall mean, with reference to any Person, any other Person of which an amount of voting securities or equity interests sufficient to elect at least a majority of the directors or equivalent governing body of such other Person is beneficially owned, directly or indirectly, by such first-mentioned Person, or any other Person otherwise controlled by such first-mentioned Person.

(q)    “Triggering Event” shall mean any Section 11(a)(ii) Event or any Section 13 Event.

In addition, the following terms are defined in the Sections indicated below:

Defined Term	Section Number
Adjustment Shares	11(a)(ii)
Agreement	Preamble
Authorized Officer	5(a)
Board Evaluation Period	23(e)(i)
Board of Directors	Recitals
Common Stock Equivalents	11(a)(iii)
Company	Preamble
current market price	11(d)
Current Value	11(a)(iii)
Demanding Stockholders	23(e)(ii)
Distribution Date	3(a)
Equivalent Preferred Stock	11(b)
Exchange Ratio	24(a)
Exemption Date	23(e)(v)
Expiration Date	7(a)
Exchange Security	24(a)
Final Expiration Date	7(a)
NYSE	11(d)(i)
NASDAQ	11(d)(i)
Outside Meeting Date	23(e)(v)
Post-Transferee	7(e)(ii)
Pre-Transferee	7(e)(iii)
Principal Party	13(b)
Purchase Price	7(b)
Qualifying Offer Resolution	23(e)(i)
Record Date	Recitals
Redemption Price	23(a)
Registration Statement	9(c)(i)
Requisite Percentage	23(e)(i)
Right	Recitals
Rights Agent	Preamble
Rights Certificates	3(a)
Section 11(a)(ii) Event	11(a)(ii)
Section 11(a)(ii) Trigger Date	11(a)(iii)
Section 13 Event	13(a)

Defined Term	Section Number
Securities Act	9(c)(i)
Signature Guarantee	6(a)
Special Meeting	23(e)(i)
Special Meeting Demand	23(e)(i)
Special Meeting Period	23(e)(iii)
Spread	11(a)(iii)
Substitution Period	11(a)(iii)
Summary of Rights	3(b)
Trading Day Trust Trust Agreement	11(d)(i) 24(a) 24(a)
Unit	7(b)

Section 2.    Appointment of Rights Agent. The Company hereby appoints the Rights Agent to act as agent for the Company in accordance with the express terms and conditions hereof (and no implied terms and conditions), and the Rights Agent hereby accepts such appointment. The Company may from time to time appoint such co-Rights Agents as it may deem necessary or desirable upon ten (10) days prior notice to the Rights Agent. The Rights Agent shall have no duty to supervise, and in no event shall be liable for, the acts or omissions of any such co-Rights Agent. Subject to the foregoing, in the event the Company appoints one or more co-rights agents, the respective duties of the Rights Agent and any co-rights agents shall be as the Company shall reasonably determine, provided that such duties are consistent with the terms and provisions of this Agreement and that contemporaneously with such appointment, if any, the Company shall notify the Rights Agent in writing thereof.

Section 3.    Issuance of Rights Certificates.

(a)    Until the Close of Business on the earlier of (i) the tenth Business Day after the Stock Acquisition Date, and (ii) such date, if any, prior to the occurrence of a Section 11(a)(ii) Event, as may be determined by action of the Board of Directors, after the date of the commencement by any Person (other than an Exempt Person) of, or of the first public announcement of the intention of any Person (other than an Exempt Person) to commence, a tender offer or exchange offer the consummation of which would result in any Person (other than an Exempt Person) being or becoming an Acquiring Person (the earlier of such dates in (i) and (ii) above being the “Distribution Date,” provided, however, that if either of such dates occurs after the date of this Agreement and on or prior to the Record Date, then the Distribution Date shall be the Record Date):

(x)    the Rights will be evidenced (subject to the other provisions of this Section 3) by the certificates representing shares of Common Stock registered in the names of the holders of shares of Common Stock (or by Book Entry shares in respect of Common Stock) and not by separate certificates or book entry, and the record holders of such certificates representing shares of Common Stock (and the record holders of such Book Entry shares in respect of Common Stock) shall be the record holders of the Rights represented thereby, and

(y)    the Rights will be transferable only in connection with the transfer of the underlying shares of Common Stock, including a transfer to the Company.

As soon as practicable after the Distribution Date, the Company will prepare and execute and upon written request by the Company, the Rights Agent will countersign, and the Company will send or cause to be sent (and the Rights Agent will, if requested and provided with all necessary information and documents, at the expense of the Company, send), by first-class, postage prepaid mail, to each record holder of shares of Common Stock as of the Close of Business on the Distribution Date (other than any Acquiring Person or any Associate or Affiliate of an Acquiring Person), at the address of such holder shown on the records of the Company, one or more rights certificates, in substantially the form of Exhibit B hereto (the “Rights Certificates”), evidencing one Right for each share of Common Stock so held, subject to adjustment as provided herein; provided, however, that notwithstanding anything to the contrary herein, the Company may choose to use book entry in lieu of physical certificates, in which case “Rights Certificates” shall be deemed to mean the uncertificated book entry representing the related Rights. As of and after the Distribution Date, the Rights will be evidenced solely by such Rights Certificates.

(b)    As promptly as practicable following the date of this Agreement, the Company shall make publicly available a copy of the Summary of Rights to Purchase Preferred Stock, in substantially the form attached hereto as Exhibit C (the “Summary of Rights”). With respect to certificates representing shares of Common Stock (or Book Entry shares in respect of Common Stock) outstanding as of the Record Date or that become outstanding subsequent to the Record Date but prior to the earlier of the Distribution Date and the Expiration Date, until the Distribution Date, the Rights will be evidenced by such certificates registered in the names of the holders thereof (or such Book Entry shares). Until the Distribution Date (or, if earlier, the Expiration Date), the surrender for transfer of any certificate representing shares of Common Stock (or Book Entry shares in respect of Common Stock) outstanding as of the Record Date (whether with or without a copy of the Summary of Rights attached thereto) shall also constitute the transfer of the Rights associated with the shares of Common Stock represented thereby.

(c)    Rights shall, without any further action, be issued in respect of all shares of Common Stock that become outstanding (including any shares of Common Stock held in treasury) after the Record Date but prior to the earlier of the Distribution Date and the Expiration Date, or in certain circumstances provided in Section 22 hereof after the Distribution Date.

(d)    Certificates representing such shares of Common Stock that become outstanding after the Record Date but prior to the earlier of the Distribution Date and the Expiration Date, or in certain circumstances provided in Section 22 hereof after the Distribution Date, shall bear the following legend:

This certificate also evidences and entitles the holder hereof to certain Rights as set forth in the Rights Agreement between ON Semiconductor Corporation, a Delaware corporation (the “Company”), and Computershare Trust Company, N.A., a federally chartered trust company (or any successor rights agent), as rights agent (the “Rights Agent”), dated as of June 8, 2020 (as amended from time to time, the “Rights Agreement”), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the office of the Rights Agent. Under certain circumstances set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. UNDER CERTAIN CIRCUMSTANCES SET FORTH IN THE RIGHTS AGREEMENT, RIGHTS BENEFICIALLY OWNED BY OR TRANSFERRED TO ANY PERSON WHO IS, WAS OR BECOMES AN ACQUIRING PERSON OR ANY AFFILIATE OR ASSOCIATE THEREOF (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT), AND CERTAIN TRANSFEREES THEREOF WILL BECOME NULL AND VOID AND WILL NO LONGER BE TRANSFERABLE.

With respect to any Book Entry shares in respect of Common Stock, such legend shall be included in a notice to the record holder of such shares in accordance with applicable law. With respect to such certificates containing the foregoing legend, or any notice of the foregoing legend delivered to holders of Book Entry shares, until the Distribution Date, the Rights associated with the shares of Common Stock represented by such certificates or Book Entry shares shall be evidenced by such certificates or Book Entry shares alone, and the surrender for transfer of any such certificate or Book Entry share, except as otherwise provided herein, shall also constitute the transfer of the Rights associated with the shares of Common Stock represented thereby.

Notwithstanding this Section 3(d), the omission of a legend shall not affect the enforceability of any part of this Agreement or the rights of any holder of the Rights.

(e)    If the Company purchases or acquires any shares of Common Stock after the Record Date but prior to the Distribution Date, any Rights associated with such shares of Common Stock shall be deemed canceled and returned so that the Company shall not be entitled to exercise any Rights associated with the shares of Common Stock that are no longer outstanding.

(f)    Notwithstanding anything to the contrary contained in this Agreement, shares of Common Stock, shares of Preferred Stock and Rights (and any securities issuable on their exercise) may be issued, evidenced and transferred by book-entry and not represented by physical certificates. Where shares of Common Stock, shares of Preferred Stock and Rights (and any securities issuable on their exercise) are held in uncertificated form, they shall be held subject to the terms and conditions of this Agreement applicable to certificated shares or Rights, and the Company and the Rights Agent shall cooperate in all respects to give effect to the intent of the provisions contained herein.

Section 4.    Form of Rights Certificates. The Rights Certificates (and the forms of election to purchase and of assignment and the certificates to be printed on the reverse thereof) shall each be substantially in the form set forth in Exhibit B hereto and may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Company may deem appropriate (but which do not affect the rights, duties, liabilities or responsibilities of the Rights Agent) and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any applicable law or any rule or regulation thereunder or with any rule or regulation of any stock exchange or interdealer quotation system on which the Rights may from time to time be listed or quoted or to conform to usage. Subject to the provisions of this Agreement, the Rights Certificates, whenever distributed, on their face shall entitle the holders thereof to purchase such number of Units of Preferred Stock as shall be set forth therein at the price set forth therein, provided, however, that the amount and type of securities, cash or other assets that may be acquired upon the exercise of each Right and the Purchase Price thereof shall be subject to adjustment as provided herein.

Section 5.    Countersignature and Registration.

(a)    Any Rights Certificates (i) shall be executed on behalf of the Company, and shall be attested by, any two of the Company’s President, Chief Executive Officer, Chief Financial Officer, Chief Operating Officer, General Counsel, Senior Vice Presidents, Vice Presidents, Secretary, Treasurer, Assistant Secretaries, and Assistant Treasurers (each, an “Authorized Officer”), and (ii) if deemed appropriate by any Authorized Officer, shall have affixed thereto the Company’s seal (if any) or a facsimile or other recorded electronic form thereof. The signature of any of these officers on the Rights Certificates may be manual, facsimile or other recorded electronic form. The Rights Certificates shall be countersigned (whether manually, by facsimile or other recorded electronic form) by the Rights Agent and shall not be valid for any purpose unless countersigned. In case any officer of the Company who shall have signed any of the Rights Certificates shall cease to be such officer of the Company before countersignature by the Rights Agent and issuance and delivery by the Company, such Rights Certificates, nevertheless, may be countersigned by the Rights Agent and issued and delivered by the Company with the same force and effect as though the Person who signed such Rights Certificates had not ceased to be such officer of the Company; and any Rights Certificate may be signed on behalf of the Company by any Person who, at the actual date of the execution of such Rights Certificate, shall be a proper officer of the Company to sign such Rights Certificate, although at the date of the execution of this Agreement or at the date of such Rights Certificate any such Person was not such an officer.

(b)    Following the Distribution Date, and receipt by the Rights Agent of notice to that effect and all other relevant information and documents referred to in Section 3(a) hereof, the Rights Agent will keep or cause to be kept, at an office or agency designated for surrender of Rights Certificates upon exercise or transfer thereof, books for registration and transfer of the Rights Certificates issued hereunder. Such books shall show the name and address of each holder of the Rights Certificates, the number of Rights evidenced on its face by each Rights Certificate and the date of each Rights Certificate.

Section 6.    Transfer, Split Up, Combination and Exchange of Rights Certificates; Mutilated, Destroyed, Lost or Stolen Rights Certificates.

(a)    Subject to the provisions of this Agreement, at any time after the Close of Business on the Distribution Date, and at or prior to the Close of Business on the Expiration Date, any Rights Certificate or Rights Certificates (other than Rights Certificates representing Rights that have become null and void pursuant to Section 7(e) hereof) may be transferred, split up, combined or exchanged for another Rights Certificate or Rights Certificates, entitling the registered holder to purchase a like number of Units of Preferred Stock (or other securities or assets, as the case may be) as the Rights Certificate or Rights Certificates surrendered then entitled such holder (or former holder, in the case of a transfer) to purchase.

Any registered holder desiring to transfer, split up, combine or exchange any Rights Certificate or Rights Certificates shall make such request in writing delivered to the Rights Agent, and shall surrender the Rights Certificate or Rights Certificates to be transferred, split up, combined or exchanged at the office or agency of the Rights Agent designated for such purpose. The Rights Certificates are transferrable only on the registry books of the Rights Agent. Neither the Rights Agent nor the Company shall be obligated to take any action whatsoever with respect to the transfer of any such surrendered Rights Certificate unless and until the registered holder thereof shall have properly completed and duly executed the certificate set forth in the form of assignment on the reverse side of such Rights Certificate, accompanied by signature guarantee from an eligible guarantor institution participating in a signature guarantee program approved by the Securities Transfer Association (a “Signature Guarantee”), and any other reasonable evidence of authority that may be reasonably required by the Rights Agent, shall have provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) of the Rights represented by such Rights Certificate or Affiliates or Associates thereof as the Company or the Rights Agent shall reasonably request and shall have paid a sum sufficient to cover any tax or charge that may be imposed in connection with any transfer, split up, combination or exchange of Rights Certificates as required hereunder. Thereupon the Rights Agent shall, subject to the provisions of this Agreement, countersign and deliver to the Person entitled thereto a Rights Certificate or Rights Certificates, as the case may be, as so requested, registered in such name or names as may be designated by the surrendering registered holder. The Rights Agent shall promptly forward any such sum collected by it to the Company or to such Persons as the Company shall specify by written notice. The Rights Agent shall have no duty or obligation under this Agreement that requires the payment of taxes or charges unless and until it is reasonably satisfied that all such taxes and/or charges have been paid.

(b)    Subject to the provisions hereof, at any time which is both after the Distribution Date and prior to the Expiration Date, if a Rights Certificate shall be mutilated, lost, stolen or destroyed, upon request by the registered holder of the Rights represented thereby and upon payment to the Company and the Rights Agent of all reasonable expenses incident thereto, and at the request of the Company, there shall be issued, in exchange for and upon cancellation of the mutilated Rights Certificate, or in substitution for the lost, stolen or destroyed Rights Certificate, a new Rights Certificate, in substantially the form of the prior Rights Certificate, of like tenor and representing the equivalent number of Rights, but, in the case of loss, theft or destruction, only upon receipt of evidence satisfactory to the Company and the Rights Agent of such loss, theft or destruction of such Rights Certificate and, if requested by the Company or the Rights Agent, indemnity also satisfactory to it.

Section 7.    Exercise of Rights; Purchase Price; Expiration Date of Rights.

(a)    At any time which is both after the Distribution Date and prior to the earliest of (i) the Close of Business on June 7, 2021, (ii) the time at which the Rights are redeemed as provided in Section 23 hereof, (iii) the closing of any merger or other acquisition transaction involving the Company pursuant to an agreement of the type described in clause (D) of the proviso to subclause (iv) of the definition of Beneficial Ownership in Section 1(c) hereof, at which time the Rights are terminated, and (iv) the time at which the Rights are exchanged as provided in Section 24 hereof (the earliest of (i), (ii), (iii) and (iv) being the “Expiration Date”), the registered holder of any Rights Certificate may, subject to the other provisions hereof, exercise the Rights evidenced thereby, in whole or in part, upon surrender of the Rights Certificate, with the form of election to purchase on the reverse side thereof properly completed and duly executed, to the Rights Agent at the office or agency of the Rights Agent designated for such purpose, together with payment of the aggregate Purchase Price for the number of Units of Preferred Stock (or other securities or other assets, as the case may be) for which such surrendered Rights are then exercisable.

(b)    The purchase price for each one one hundred-thousandth of a share (each such one one hundred-thousandth of a share being a “Unit”) of Preferred Stock upon exercise of Rights shall be $100.80, subject to adjustment from time to time as provided in Sections 11 and 13 hereof (such purchase price, as so adjusted, being the “Purchase Price”), and shall be payable in lawful money of the United States of America in accordance with paragraph (c) below.

(c)    Except as otherwise provided herein, upon receipt of a Rights Certificate representing exercisable Rights, with the form of election to purchase and the certificate properly completed and duly executed, accompanied by a Signature Guarantee and by payment of the aggregate Purchase Price for the number of Units of Preferred Stock (or other securities or other assets, as the case may be) to be purchased thereby and an amount equal to any applicable tax or charge required to be paid by the holder of such Rights Certificate in accordance with Section 9(e) hereof (or evidence satisfactory to the Company of payment of such tax), in cash or by certified check, cashier’s check or money order payable to the order of the Company, the Rights Agent shall, subject to Section 20(j) hereof, thereupon:

(i)    promptly (A) requisition from any transfer agent of the Preferred Stock (or make available, if the Rights Agent is the transfer agent for the Preferred Stock) a certificate or certificates for the number of Units of Preferred Stock to be purchased, and the Company hereby irrevocably authorizes its transfer agent to comply with all such requests, or, in the case of uncertificated securities, inform the transfer agent of the number of securities to be purchased, which number shall be registered in the book entry account system of the transfer agent for the securities registered in the names of the holders thereof, or (B) if the Company shall have elected to deposit the total number of Units of Preferred Stock issuable upon exercise of the Rights hereunder with a depositary agent, requisition from the depositary agent depositary receipts representing interests in such number of Units of Preferred Stock as are to be purchased (in which case certificates for the Units of Preferred Stock represented by such receipts shall be deposited by the transfer agent with the depositary agent) and the Company hereby directs the depositary agent to comply with such request,

(ii)    promptly after receipt of such certificates or depositary receipts, cause the same to be delivered to or upon the order of the registered holder of such Rights Certificate, registered in such name or names as may be designated by such holder,

(iii)    when appropriate, requisition from the Company the amount of cash, if any, to be paid in lieu of fractional shares in accordance with Section 14 hereof, and

(iv)    when appropriate, after receipt thereof, deliver such cash referenced in clause (iii) of this Section 7(c), if any, to or upon the order of the registered holder of such Rights Certificate.

In the event that the Company is obligated to issue Common Stock or other securities of the Company, pay cash and/or distribute other property pursuant to Section 11(a) hereof, the Company will make all arrangements necessary (including, but not limited to, providing such direction to the Rights Agent and the Company agrees that the Rights Agent shall not be responsible for any such taxes or expenses) so that such Common Stock, other securities, cash and/or other property are available for distribution by the Rights Agent, if and when appropriate.

(d)    Except as otherwise provided herein, in case the registered holder of any Rights Certificate shall exercise less than all the Rights evidenced thereby, a new Rights Certificate evidencing Rights equivalent to the Rights remaining unexercised shall be issued by the Rights Agent to the registered holder of such Rights Certificate or to such holder’s duly authorized assigns, subject to the provisions of Sections 6 and 14 hereof.

(e)    Notwithstanding anything in this Agreement to the contrary, from and after the first occurrence of any Section 11(a)(ii) Event, any Rights beneficially owned by:

(i)    an Acquiring Person or an Associate or Affiliate of an Acquiring Person,

(ii)    a transferee of an Acquiring Person (or of any such Associate or Affiliate) which becomes a transferee after the Section 11(a)(ii) Event (a “Post-Transferee”),

(iii)    a transferee of an Acquiring Person (or of any such Associate or Affiliate) which becomes a transferee prior to or concurrently with the Section 11(a)(ii) Event and which receives such Rights pursuant to either (A) a transfer (whether or not for consideration) from the Acquiring Person (or from any such Associate or Affiliate) to holders of equity interests in such Acquiring Person (or in any such Associate or Affiliate) or to any Person with whom the Acquiring Person (or such Associate or Affiliate) has any continuing agreement, arrangement or understanding (whether or not in writing) regarding the transferred Rights, shares of Common Stock or the Company or (B) a transfer which the Board of Directors has determined to be part of a plan, arrangement or understanding which has the purpose or effect of avoiding this Section 7(e) (a “Pre-Transferee”), or

(iv)    any subsequent transferee receiving transferred Rights from a Post-Transferee or Pre-Transferee, either directly or through one or more intermediate transferees,

shall, in each of the cases described in clauses (i) through (iv) above, be null and void without any further action, and no holder of such Rights shall have any rights whatsoever with respect to such Rights, whether under any provision of this Agreement or otherwise. The Company shall use all reasonable efforts to ensure that the provisions of this Section 7(e) are complied with, but shall have no liability to any holder of Rights or any other Person as a result of the Company’s failure to make or delay in making any determinations with respect to an Acquiring Person or its Affiliates or Associates or any transferee or any of them hereunder. From and after the first occurrence of any Section 11(a)(ii) Event, no Rights Certificate shall be issued pursuant to Section 3 or Section 6 hereof that represents Rights that are or have become null and void pursuant to the provisions of this paragraph, and any Rights Certificate delivered to the Rights Agent that represents Rights that are or have become null and void pursuant to the provisions of this paragraph shall be canceled.

(f)    Notwithstanding anything in this Agreement or any Rights Certificate to the contrary, neither the Rights Agent nor the Company shall be obligated to undertake any action with respect to a registered holder of Rights upon the occurrence of any purported exercise by such registered holder unless such registered holder shall have (i) properly completed and duly executed the certificate contained in the form of election to purchase set forth on the reverse side of the Rights Certificate surrendered for such exercise, (ii) tendered the Purchase Price (and an amount equal to any applicable transfer tax required to be paid by the holder of such Rights Certificate in accordance with Section 9(e) hereof (or evidence satisfactory to the Company of payment of such tax)) to the Company in the manner set forth in Section 7(c) hereof and (iii) provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) of the Rights represented by such Rights Certificate or Affiliates or Associates thereof as the Company or the Rights Agent shall reasonably request.

Section 8.    Cancellation and Destruction of Rights Certificates. All Rights Certificates surrendered for the purpose of exercise, transfer, split up, combination or exchange shall, and any Rights Certificate representing Rights that have become null and void pursuant to Section 7(e) hereof surrendered for any purpose shall, if surrendered to the Company or any of its agents, be delivered to the Rights Agent for cancellation or in cancelled form, or, if surrendered to the Rights Agent, shall be cancelled by it, and no Rights Certificates shall be issued in lieu thereof except as expressly permitted by this Agreement. The Company shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall so cancel and retire, any Rights Certificates acquired by the Company otherwise than upon the exercise thereof. The Rights Agent shall deliver all cancelled Rights Certificates to the Company, or shall, at the written request and expense of the Company, destroy such cancelled Rights Certificates, and in such case shall deliver a certificate of destruction thereof to the Company. Subject to applicable law, regulation and the Rights Agent’s records management policy, the Rights Agent shall maintain, in a retrievable database, electronic records of all Rights Certificates which have been cancelled or destroyed by the Rights Agent. The Rights Agent shall maintain such electronic records for the term of this Agreement and any additional time period required by applicable law, regulation and the Rights Agent’s records management policy. Upon the written request of the Company (and at the expense of the Company), the Rights Agent shall provide to the Company or its designee copies of such electronic records relating to such Rights Certificates that have been cancelled or destroyed by the Rights Agent, subject to applicable law, regulation and the Rights Agent’s records management policy.

Section 9.    Reservation and Availability of Preferred Stock.

(a)    The Company shall cause to be reserved and kept available out of its authorized and unissued shares of preferred stock or any shares of preferred stock held in its treasury the number of shares of Preferred Stock sufficient to permit the exercise in full of all outstanding Rights as provided in this Agreement.

(b)    So long as the shares of Preferred Stock to be issued and delivered upon the exercise of the Rights may be listed or admitted to trading on any national securities exchange, the Company shall use its best efforts to cause, from and after the time that the Rights become exercisable, all securities reserved for such issuance to be listed or admitted to trading on such exchange upon official notice of issuance upon such exercise.

(c)    From and after such time as the Rights become exercisable, if then necessary to permit the issuance of Preferred Stock (or Common Stock and/or other securities, as the case may be) upon exercise of Rights, the Company shall use its best efforts:

(i)    to file a registration statement on an appropriate form under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the securities that may be acquired upon exercise of the Rights (the “Registration Statement”),

(ii)    to cause the Registration Statement to become effective as soon as practicable after such filing,

(iii)    to cause the Registration Statement to continue to be effective (and to include a prospectus complying with the requirements of the Securities Act) until the earlier of (A) the date as of which the Rights are no longer exercisable for the securities covered by the Registration Statement, and (B) the Expiration Date, and

(iv)    to take as soon as practicable such action as may be required to ensure that any acquisition of securities upon exercise of the Rights complies with any applicable state securities or “blue sky” laws (to the extent exemptions therefrom are not available).

The Company may temporarily suspend, for a period of time not to exceed one hundred twenty (120) days from the date the Rights become exercisable, the exercisability of the Rights in order to prepare and file such registration statement under the Securities Act and permit it to become effective. Upon any such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect. Notwithstanding any provision of this Agreement to the contrary, the Rights shall not be exercisable in any jurisdiction if the requisite qualification in such jurisdiction shall not have been obtained, the exercise thereof shall not be permitted under applicable law or a registration statement under the Securities Act shall not have been declared effective, unless an exemption therefrom is available.

(d)    The Company shall take all such action as may be necessary to ensure that all shares of Preferred Stock (and any other securities that may be delivered upon exercise of Rights) shall, at the time of delivery of the certificates or depositary receipts therefor (subject to payment of the Purchase Price), be duly and validly authorized and issued and fully paid and nonassessable.

(e)    The Company shall pay any documentary, stamp or other tax or charge imposed in connection with the issuance or delivery of the Rights Certificates or of any Preferred Stock (or any other securities or assets, as the case may be) upon the exercise of Rights; provided, however, the Company shall not be required to pay any such tax or charge imposed in connection with the issuance or delivery of any Units of Preferred Stock (or any other securities or assets, as the case may be), or any certificates or depositary receipts for such Units of Preferred Stock (or any such other securities or assets, as the case may be), to any Person other than the registered holder of the Rights Certificates evidencing the Rights surrendered for exercise. The Company shall not be required to issue or deliver any certificates or depositary receipts for Units of Preferred Stock (or any other securities or assets, as the case may be) to, or in a name other than that of, the registered holder upon the exercise of any Rights until any such tax or charge shall have been paid (any such tax or charge being payable by the holder of such Rights Certificate at the time of surrender) or until it has been established to the Company’s or the Rights Agent’s satisfaction that no such tax or charge is due.

Section 10.    Preferred Stock Record Date. Each Person in whose name any certificate (or depositary receipt) for Units of Preferred Stock (or any other securities) is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of the Units of Preferred Stock (or any other securities) represented thereby on, and such certificate shall be dated, the date upon which the Rights Certificate evidencing such Rights was duly surrendered and payment of the Purchase Price (and any applicable taxes or charges) was made; provided, however, that if the date of such surrender and payment is a date upon which the Preferred Stock (or any other securities) transfer books of the Company are closed, such Person shall be deemed to have become the record holder of such securities on, and such certificate shall be dated, the next succeeding Business Day on which the Preferred Stock (or any other securities) transfer books of the Company are open. Prior to the exercise of the Rights evidenced thereby, the holder of a Rights Certificate shall not be entitled to any rights of a stockholder of the Company with respect to securities for which the Rights shall be exercisable, including the right to vote, to receive dividends or other distributions or to exercise any preemptive rights, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided herein.

Section 11.    Adjustment of Purchase Price, Number and Kind of Shares or Number of Rights. The Purchase Price, the number and kind of securities purchasable upon exercise of each Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 11.

(a)    (i) In the event the Company shall at any time after the date of this Agreement (A) declare and pay a dividend on the Preferred Stock payable in shares of Preferred Stock, (B) subdivide the outstanding Preferred Stock, (C) combine the outstanding Preferred Stock into a smaller number of shares of Preferred Stock, or (D) issue any shares of its capital stock in a reclassification of the Preferred Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), except as otherwise provided for in this Section 11(a), then the Purchase Price in effect at the time of the record date for such dividend or the effective date of such subdivision, combination or reclassification, and the number and kind of shares issuable on such date upon exercise of the Rights, shall be proportionately adjusted so that the holder of any Right exercised after such time shall be entitled to receive the aggregate number and kind of shares which, if such Right had been exercised immediately prior to such date and at a time when the transfer books of the Company were still open, such holder would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification; provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock of the Company issuable upon exercise of one Right. If an event occurs which would require an adjustment under both this Section 11(a)(i) and Section 11(a)(ii) hereof, the adjustment provided for in this Section 11(a)(i) shall be in addition to, and shall be made prior to, any adjustment required pursuant to Section 11(a)(ii) hereof.

(ii)    Subject to Section 24 hereof, in the event any Person shall become an Acquiring Person, then, immediately upon the occurrence of such event (a “Section 11(a)(ii) Event”),

(A)    the Purchase Price shall be adjusted to be equal to (x) the Purchase Price in effect immediately prior to the first occurrence of a Section 11(a)(ii) Event, multiplied by (y) the number of Units of Preferred Stock for which a Right was exercisable immediately prior to the first occurrence of a Section 11(a)(ii) Event, whether or not such Right was then exercisable, and

(B)    each holder of a Right (except as otherwise provided in Section 7(e) hereof and Section 11(a)(iii) hereof) shall thereafter have the right to receive, upon exercise of such Right, at a price equal to the Purchase Price (as so adjusted), in accordance with the terms of this Agreement, and in lieu of Units of Preferred Stock, such number of shares of Common Stock as shall equal the result obtained by dividing (x) the Purchase Price (as so adjusted) by (y) 50% of the current market price (determined pursuant to Section 11(d) hereof) per share of Common Stock on the date of such first occurrence

(such shares of Common Stock being the “Adjustment Shares”); provided, however, that the Purchase Price (as so adjusted) and the Adjustment Shares shall, following the Section 11(a)(ii) Event, be subject to further adjustment as appropriate in accordance with this Section 11. From and after the occurrence of a Section 13 Event, any Rights that have not theretofore been exercised pursuant to this Section 11(a)(ii) shall thereafter be exercisable only in connection with Section 13 hereof and not pursuant to this Section 11(a)(ii). The Company shall give the Rights Agent written notice of the identity of any such Acquiring Person, Associate or Affiliate, or the nominee of any of the foregoing, and the Rights Agent may rely on such written notice in carrying out its duties under this Agreement and shall be deemed not to have any knowledge of the identity of any such Acquiring Person, Associate or Affiliate, or the nominee of any of the foregoing, unless and until it shall have received such written notice.

(iii)    The Company may, at its option, substitute for a share of Common Stock issuable upon the exercise of Rights in accordance with the foregoing subparagraph (ii) a number of Units of Preferred Stock or fraction thereof such that the current market price of one Unit of Preferred Stock multiplied by such number of Units of Preferred Stock or fraction thereof is equal to the current market price of one share of Common Stock. In the event that the number of shares of Common Stock (or, if the Company shall have determined to substitute Units of Preferred Stock (or fraction thereof) for shares of Common Stock pursuant to the preceding sentence, the number of shares of Preferred Stock) issued but not outstanding, or authorized but unissued, and, in each case, not reserved for issuance for purposes other than upon exercise of the Rights, is not sufficient to permit the exercise in full of the Rights in accordance with the foregoing subparagraph (ii), then the Company shall, to the extent permitted by applicable law:

(A)    determine the excess of (1) the value of the Adjustment Shares issuable upon the exercise of a Right (the “Current Value”), over (2) the Purchase Price (as adjusted in accordance with the foregoing subparagraph (ii)) (such excess being the “Spread”), and

(B)    with respect to each Right (other than Rights which have become null and void pursuant to Section 7(e) hereof), make adequate provision to substitute, in whole or in part, for such Adjustment Shares, upon exercise of a Right and payment of the applicable Purchase Price (as may be reduced as provided below in this subparagraph (iii)), (1) cash, (2) a reduction in the Purchase Price, (3) Units, or fractions of Units, of Preferred Stock or other equity securities of the Company (including shares, or fractions of shares, of other preferred stock) (such Preferred Stock, other preferred stock, other equity securities and fractions thereof being “Common Stock Equivalents,” and, when used with reference to any Person other than the Company, shall have correlative meaning in respect of such other Person’s shares of Common Stock), (4) debt securities of the Company, (5) other assets, or (6) any combination of the foregoing, having an aggregate value which, when added to the value of the shares of Common Stock (or Units of Preferred Stock (or fractions thereof)) actually issued upon exercise of such Right, shall have an aggregate value equal to the Current Value (taking into account the amount of any reduction in such Purchase Price), where such aggregate value has been determined by the Board of Directors;

provided, however, that if the Company shall not have made adequate provision to deliver value pursuant to clause (B) above within thirty days following the later of (x) the first occurrence of a Section 11(a)(ii) Event and (y) the date on which the Company’s right of redemption pursuant to Section 23(a) hereof expires (such thirty day period, as it may be extended hereunder, being referred to herein as the “Substitution Period,” and the later of (x) and (y) being referred to herein as the “Section 11(a)(ii) Trigger Date”), then, subject to Section 24 hereof, the Company shall be obligated (to the extent permitted by applicable law) to deliver, upon the surrender for exercise of a Right and without requiring payment of the Purchase Price, shares of Common Stock (to the extent available) and then, if necessary, Units (or fractions of Units, at the discretion of the Board of Directors) of Preferred Stock and then, if necessary, cash, which shares (or fractions of shares) and/or cash shall have an aggregate value equal to the Spread. The Company shall provide the Rights Agent with prompt reasonably detailed written notice of any determination under the previous sentence. If the Board of Directors determines that it is likely that sufficient additional shares of Common Stock or Preferred Stock could be authorized for issuance upon exercise in full of the Rights, then, if the Board of Directors so elects, the Substitution Period may be extended to the extent necessary, but not more than ninety days after the Section 11(a)(ii) Trigger Date, in order that the Company may seek stockholder approval for the authorization of such additional shares.

To the extent that the Company determines that some action need be taken pursuant to the second and/or third sentences of this Section 11(a)(iii), the Company (x) shall provide (subject to Section 7(e) hereof and the last sentence of this Section 11(a)(iii)) that such action shall apply uniformly to all outstanding Rights and (y) may suspend the exercisability of the Rights until the expiration of the Substitution Period in order to seek any authorization of additional shares and/or to decide the appropriate form of distribution to be made pursuant to such second sentence and to determine the value thereof. If any such suspension occurs, the Company shall issue a public announcement, and shall promptly thereafter deliver the Rights Agent a statement, stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at the time such suspension is no longer in effect (and shall promptly thereafter deliver to the Rights Agent a statement so stating). For purposes of this Section 11(a)(iii), the value of a share of Common Stock shall be the current market price (as determined pursuant to Section 11(d) hereof) per share of Common Stock on the Section 11(a)(ii) Trigger Date and the per share or fractional value of any Common Stock Equivalent shall be deemed to equal the current market price of a share of Common Stock on such date. The Board of Directors may, but shall not be required to, establish procedures to allocate the right to receive shares of Common Stock upon the exercise of the Rights among the holders of the Rights pursuant to this Section 11(a)(iii).

(b)    In case the Company shall fix a record date for the issuance of rights, options or warrants to all holders of Preferred Stock entitling them to subscribe for or purchase (for a period expiring within forty-five calendar days after such record date) shares of Preferred Stock (or shares having substantially the same rights, privileges and preferences as shares of Preferred Stock (“Equivalent Preferred Stock”)) or securities convertible into Preferred Stock or Equivalent Preferred Stock at a price per share of Preferred Stock or per share of Equivalent Preferred Stock (or having a conversion price per share, if a security convertible into Preferred Stock or Equivalent Preferred Stock) less than the current market price (as determined pursuant to Section 11(d) hereof) per share of Preferred Stock on such record date, the Purchase Price to be in effect after such record date shall be determined by multiplying:

(i)    the Purchase Price in effect immediately prior to such record date, by

(ii)    a fraction, (A) the numerator of which shall be the sum of (x) the number of shares of Preferred Stock and Equivalent Preferred Stock outstanding on such record date, plus (y) the number of shares of Preferred Stock and Equivalent Preferred Stock which the aggregate offering price of the total number of shares of Preferred Stock and/or Equivalent Preferred Stock so to be offered (and/or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such current market price, and (B) the denominator of which shall be the sum of (x) the number of shares of Preferred Stock and Equivalent Preferred Stock outstanding on such record date, plus (y) the number of additional shares of Preferred Stock and/or Equivalent Preferred Stock to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible);

provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock of the Company issuable upon the exercise of one Right.

In the event that such subscription price may be paid by delivery of consideration, part or all of which may be in a form other than cash, the value of such consideration shall be as determined by the Board of Directors, whose determination shall be described in a statement filed with the Rights Agent. Shares of Preferred Stock and Equivalent Preferred Stock owned by or held for the account of the Company or any Subsidiary shall not be deemed outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed, and in the event that such rights, options or warrants are not so issued, the Purchase Price shall be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

(c)    In case the Company shall fix a record date for a distribution to all holders of Preferred Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing or surviving corporation) of evidences of indebtedness, cash (other than a regular periodic cash dividend paid out of funds legally available therefor), assets (other than a dividend payable in shares of Preferred Stock, but including any dividend payable in stock other than Preferred Stock) or subscription rights, options or warrants (excluding those referred to in Section 11(b) hereof), the Purchase Price to be in effect after such record date shall be determined by multiplying:

(i)    the Purchase Price in effect immediately prior to such record date, by

(ii)    a fraction, (A) the numerator of which shall be the difference of (x) the current market price (as determined pursuant to Section 11(d) hereof) per share of Preferred Stock on such record date, less (y) the fair market value (as determined by the Board of Directors, whose determination shall be described in a statement filed with the Rights Agent) of the cash, assets or evidences of indebtedness so to be distributed or of such subscription rights, options or warrants distributable in respect of a share of Preferred Stock and (B) the denominator of which shall be such current market price (as determined pursuant to Section 11(d) hereof) per share of Preferred Stock on such record date;

provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock of the Company issuable upon the exercise of one Right.

Such adjustments shall be made successively whenever such a record date is fixed, and in the event that such distribution is not so made, the Purchase Price shall be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

(d)    For the purpose of any computation hereunder:

(i)    The “current market price” per share of Common Stock on any date shall be deemed to be the average of the daily closing prices per share of such shares for the thirty consecutive Trading Days immediately prior to such date; provided, however, that in the event that the current market price per share of such shares is determined during a period following the announcement by the issuer of such shares of (A) a dividend or distribution on such shares payable in such shares or securities convertible into such shares (other than the Rights), or (B) any subdivision, combination or reclassification of such shares, and prior to the expiration of thirty Trading Days after the ex-dividend date for such dividend or distribution, or the record date for such subdivision, combination or reclassification, then, and in each such case, the “current market price” shall be properly adjusted to take into account such event. The closing price for each day shall be:

(x)    the last sale price, regular way, or, in the case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported by the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange (the “NYSE”) or The Nasdaq Stock Market LLC (“NASDAQ”) or, if such shares are not listed or admitted to trading on the NYSE or NASDAQ, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which such shares are listed or admitted to trading, or

(y)    if such shares are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by any system then in use, or

(z)    if on any such date such shares are not so quoted, the average of the closing bid and asked prices as furnished by a professional market maker making a market in such shares selected by the Board of Directors.

If on any such date no market maker is making a market in such shares, or if such shares are not publicly held or so listed or traded, “current market price” per share shall mean the fair value per share as determined by the Board of Directors, whose determination shall be described in a statement filed with the Rights Agent. The term “Trading Day” shall mean, if such shares are listed or admitted to trading on any national securities exchange, a day on which the principal national securities exchange on which such shares are listed or admitted to trading is open for the transaction of business or, if such shares are not so listed or admitted, a Business Day.

(ii)    If the Preferred Stock is publicly traded, the “current market price” per share of Preferred Stock shall be determined in the same manner as set forth for Common Stock in clause (i) of this Section 11(d) (other than the penultimate sentence thereof). If the Preferred Stock is not publicly traded but the Common Stock is publicly traded, the “current market price” per share of Preferred Stock shall be conclusively deemed to be an amount equal to (A) 100,000 (as such amount may be appropriately adjusted for such events as stock splits, stock dividends and recapitalizations with respect to Common Stock occurring after the date of this Agreement) multiplied by (B) the current market price per share of Common Stock. If neither the Common Stock nor the Preferred Stock is publicly traded, “current market price” per share of the Preferred Stock shall mean the fair value per share as determined by the Board of Directors, whose determination shall be described in a statement filed with the Rights Agent.

(e)    Anything herein to the contrary notwithstanding, no adjustment in the Purchase Price shall be required unless such adjustment would require an increase or decrease of at least 1% in the Purchase Price; provided, however, that any adjustments which by reason of this Section 11(e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 11 shall be made to the nearest cent or to the nearest one one-thousandth of a share of Common Stock or other share or one ten-millionth of a share of Preferred Stock, as the case may be. Notwithstanding anything to the contrary in this Section 11, any adjustment required by this Section 11 shall be made prior to the Expiration Date.

(f)    If, as a result of an adjustment made pursuant to Sections 11(a)(ii) or 13(a) hereof, the holder of any Right thereafter exercised shall become entitled to receive any shares of capital stock other than Preferred Stock, thereafter the number of such other shares so receivable upon exercise of any Right and the Purchase Price thereof shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Preferred Stock contained in Sections 11(a), (b), (c), (e), (h), (i) and (m) hereof, and the provisions of Sections 7, 9, 10, 13 and 14 hereof with respect to the Preferred Stock shall apply on like terms to any such other shares.

(g)    All Rights originally issued by the Company subsequent to any adjustment made to the Purchase Price hereunder shall evidence the right to purchase, at the adjusted Purchase Price, the number of Units of Preferred Stock (or other securities or amount of cash or combination thereof) that may be acquired from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.

(h)    Unless the Company shall have exercised its election as provided in Section 11(i) hereof, upon each adjustment of the Purchase Price as a result of the calculations made in Sections 11(b) and (c) hereof, each Right outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Purchase Price, that number of Units of Preferred Stock (calculated to the nearest one one-hundredth of a Unit of Preferred Stock) obtained by (i) multiplying (x) the number of Units of Preferred Stock to be purchased upon the exercise of a Right immediately prior to this adjustment by (y) the Purchase Price in effect immediately prior to such adjustment of the Purchase Price and (ii) dividing the product so obtained by the Purchase Price in effect immediately after such adjustment of the Purchase Price.

(i)    The Company may elect, on or after the date of any adjustment of the Purchase Price, to adjust the number of Rights, in lieu of any adjustment in the number of Units of Preferred Stock that may be acquired upon the exercise of a Right. Each of the Rights outstanding after the adjustment in the number of Rights shall be exercisable for the number of Units of Preferred Stock for which a Right was exercisable immediately prior to such adjustment. Each Right held of record prior to such adjustment of the number of Rights shall become that number of Rights (calculated to the nearest one one-thousandth) obtained by dividing (x) the Purchase Price in effect immediately prior to adjustment of the Purchase Price by the (y) Purchase Price in effect immediately after adjustment of the Purchase Price. The Company shall make a public announcement (with prompt written notice thereof to the Rights Agent) of its election to adjust the number of Rights, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made. This record date may be the date on which the Purchase Price is adjusted or any day thereafter, but, if the Rights Certificates have been issued, shall be at least ten days later than the date of such public announcement. If Rights Certificates have been issued, upon each adjustment of the number of Rights pursuant to this Section 11(i), the Company may, as promptly as practicable, cause to be distributed to holders of record of Rights Certificates on such record date Rights Certificates evidencing, subject to Section 14 hereof, the additional Rights to which such holders shall be entitled as a result of such adjustment, or, at the option of the Company, shall cause to be distributed to such holders of record in substitution and replacement for the Rights Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Company, new Rights Certificates evidencing all the Rights to which such holders shall be entitled after such adjustment. Rights Certificates to be so distributed shall be issued, executed and countersigned in the manner provided for herein (and may bear, at the option of the Company, the adjusted Purchase Price) and shall be registered in the names of the holders of record of Rights Certificates on the record date specified in the public announcement.

(j)    Irrespective of any adjustment or change in the Purchase Price or the number of Units of Preferred Stock issuable upon the exercise of a Right, the Rights Certificates theretofore and thereafter issued may continue to express the Purchase Price per Unit and the number of Units of Preferred Stock which were expressed in the initial Rights Certificates issued hereunder, which shall not alter the effectiveness of any such adjustment or change.

(k)    Before taking any action that would cause an adjustment reducing the Purchase Price below the par or stated value, if any, of the fractions of shares of Preferred Stock or other shares of capital stock issuable upon exercise of the Rights, the Company shall take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue such fully paid and nonassessable number of fractions of shares of Preferred Stock or other shares at such adjusted Purchase Price.

(l)    In any case in which this Section 11 shall require that an adjustment in the Purchase Price be made effective as of a record date for a specified event, the Company may elect to defer (with prompt written notice thereof to the Rights Agent) until the occurrence of such event the issuance to the holder of any Right exercised after such record date of that number of Units of Preferred Stock and shares of other capital stock or securities of the Company, if any, issuable upon such exercise over and above the number of Units of Preferred Stock and shares of other capital stock or securities of the Company, if any, issuable upon such exercise on the basis of the Purchase Price in effect prior to such adjustment; provided, however, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder’s right to receive such additional shares upon the occurrence of the event requiring such adjustment.

(m)    Anything in this Section 11 to the contrary notwithstanding, the Company shall be entitled to make such adjustments in the Purchase Price, in addition to those adjustments expressly required by this Section 11, as and to the extent that in its judgment the Board of Directors shall determine to be advisable in order that any (i) consolidation or subdivision of the Preferred Stock, (ii) issuance wholly for cash of any shares of Preferred Stock at less than the current market price per share, (iii) issuance wholly for cash of shares of Preferred Stock or securities which by their terms are convertible into or exchangeable for shares of Preferred Stock, (iv) stock dividends or (v) issuance of rights, options or warrants hereinabove referred to in Section 11(b), hereafter made by the Company to holders of the Preferred Stock, shall not be taxable to such holders or shall reduce the taxes payable by such holders.

(n)    Anything in this Agreement to the contrary notwithstanding, in the event that the Company shall at any time after the date of this Agreement and prior to the Distribution Date (i) declare or pay a dividend on the outstanding shares of Common Stock payable in shares of Common Stock or (ii) effect a subdivision, combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of dividends in shares of Common Stock) into a greater or smaller number of shares of Common Stock, then, in each such case, the number of Rights associated with each share of Common Stock then outstanding, or issued or delivered thereafter prior to the Distribution Date or in accordance with Section 22 hereof, shall be proportionately adjusted so that the number of Rights thereafter associated with each share of Common Stock following any such event shall equal the result obtained by multiplying (A) the number of Rights associated with each share of Common Stock immediately prior to such event, by (B) a fraction, (1) the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to the occurrence of such event and (2) the denominator of which shall be the total number of shares of Common Stock outstanding immediately following the occurrence of such event. The adjustments provided for in this Section 11(n) shall be made successively whenever such a dividend is declared or paid or such a subdivision, combination or consolidation is effected.

Section 12.    Certificate of Adjusted Purchase Price or Number of Shares. Whenever an adjustment is made as provided in Section 11 or Section 13 hereof, the Company shall (a) promptly prepare a certificate setting forth such adjustment or describing such event and a brief reasonably detailed statement of the facts, computation and methodology accounting for such adjustment, (b) promptly file with the Rights Agent and with each transfer agent for the Preferred Stock and the Common Stock, a copy of such certificate, and (c) if the Distribution Date has occurred, mail or make available a brief summary thereof to each holder of a Rights Certificate in accordance with Section 25 hereof (if so required under Section 25 hereof). Notwithstanding the foregoing sentence, the failure of the Company to make such certification or give such notice shall not affect the validity of such adjustment or the force or effect of the requirement for such adjustment. The Rights Agent shall be fully protected and incur no liability in relying on any such certificate and on any adjustment or statement therein contained, shall not be obligated or responsible for calculating any such adjustment, and shall not have any duty or liability with respect to, or be deemed to have knowledge of, any such adjustment or event unless and until it shall have received such a certificate.

Section 13.    Consolidation, Merger or Sale or Transfer of Assets or Earning Power.

(a)    In the event that, following the first occurrence of a Section 11(a)(ii) Event, directly or indirectly:

(x)    the Company shall effect a share exchange, consolidate with, merge with and into, or otherwise combine with any other Person,

(y)    any Person shall consolidate with, merge with and into, or otherwise combine with the Company, and the Company shall be the continuing or surviving corporation of such consolidation, merger or combination, or any Person or Persons shall consummate a share exchange with the Company, and, in connection with such consolidation, merger, combination or share exchange, all or part of the shares of Common Stock shall be changed into or exchanged for stock or other securities of the Company or of any other Person or cash or any other property, or

(z)    the Company (or one or more of its Subsidiaries) shall sell or otherwise transfer (for the avoidance of doubt, in any manner whatsoever, including by way of lease, sublease, license or sublicense and whether or not for value) to any Person or Persons (other than the Company or any of its wholly owned Subsidiaries), in one or more transactions, assets, cash flow or earning power aggregating 50% or more of the assets, cash flow or earning power of the Company and its Subsidiaries (taken as a whole)

(any such event being a “Section 13 Event”), then, and in each such case, proper provision shall be made so that:

(i)    each holder of a Right (other than Rights which have become null and void as provided in Section 7(e) hereof) shall thereafter have the right to receive, upon the exercise thereof at a price equal to (x) the then-current Purchase Price multiplied by (y) the number of Units of Preferred Stock for which a Right is then exercisable, in accordance with this Agreement and in lieu of Units of Preferred Stock or shares of Common Stock of the Company, such number of validly authorized and issued, fully paid, nonassessable and freely tradeable shares of Common Stock of the Principal Party, which shares shall not be subject to any liens, encumbrances, rights of call or first refusal, transfer restrictions or other adverse claims, as shall be equal to the result obtained by:

(A)    multiplying (x) the then-current Purchase Price by (y) the number of Units of Preferred Stock for which a Right is then exercisable, and

(B)    dividing that product by 50% of the current market price (determined pursuant to Section 11(d) hereof) per share of the Common Stock of such Principal Party on the date of consummation of such Section 13 Event;

provided, however, that the Purchase Price and the number of shares of Common Stock of such Principal Party so receivable upon exercise of a Right shall be subject to further adjustment as appropriate in accordance with Section 11(f) hereof to reflect any events occurring in respect of the Common Stock of such Principal Party after the occurrence of such Section 13 Event;

(ii)    such Principal Party shall thereafter be liable for, and shall assume, by virtue of such Section 13 Event, all the obligations and duties of the Company pursuant to this Agreement;

(iii)    the term “Company” shall thereafter be deemed to refer to such Principal Party;

(iv)    such Principal Party shall take such steps (including the reservation of a sufficient number of shares of its Common Stock to permit exercise of all outstanding Rights in accordance with Section 9 hereof) in connection with the consummation of any such transaction as may be necessary to assure that the provisions of this Agreement shall thereafter be applicable, as nearly as reasonably may be, in relation to its shares of Common Stock thereafter deliverable upon the exercise of the Rights; and

(v)    such Principal Party shall take such steps as may be necessary to assure that, upon the subsequent occurrence of any merger, consolidation, combination, sale or transfer or other extraordinary transaction in respect of such Principal Party, each holder of a Right shall thereupon be entitled to receive, upon exercise of a Right and payment of the Purchase Price as provided in this Section 13(a), such cash, shares, rights, warrants and other property which such holder would have been entitled to receive had such holder, at the time of such transaction, owned the shares of Common Stock of the Principal Party receivable upon the exercise of a Right pursuant to this Section 13(a), and such Principal Party shall take such steps (including authorization and reservation of shares of stock) as may be necessary to permit the subsequent exercise of the Rights in accordance with the terms hereof for such cash, shares, rights, warrants and other property.

(b)    “Principal Party” shall mean:

(i)    in the case of any transaction described in clause (x) or (y) of Section 13(a) hereof, (A) the Person that is the issuer of any securities into which shares of Common Stock are changed or converted in such Section 13 Event, or, if there is more than one such issuer, the issuer of Common Stock that has the highest aggregate current market price of shares outstanding and (B) if no securities are so issued, (x) the Person that is the other party to the merger, if such Person survives said merger, or, if there is more than one such Person, the Person the shares of Common Stock of which have the highest aggregate current market price of shares outstanding or (y) if the Person that is the other party to the merger does not survive the merger, the Person that does survive the merger (including the Company if it survives) or (z) the Person resulting from the consolidation or combination; and

(ii)    in the case of any transaction described in clause (z) of Section 13(a) hereof, the Person that is the party receiving the largest portion of the assets, cash flow or earning power transferred pursuant to such transaction or transactions, or, if each Person that is a party to such transaction or transactions receives the same portion of the assets, cash flow or earning power transferred pursuant to such transaction or transactions or if the Person receiving the largest portion of the assets, cash flow or earning power cannot be determined, whichever of such Persons is the issuer of Common Stock having the highest aggregate current market price of shares outstanding;

provided, however, that in any such case described in the foregoing clauses (b)(i) or (b)(ii), if the shares of Common Stock of such Person are not at such time or have not been continuously over the preceding 12-month period registered under Section 12 of the Exchange Act, then (1) if such Person is a direct or indirect Subsidiary of another Person the shares of Common Stock of which are and have been so registered, the term “Principal Party” shall refer to such other Person, or (2) if such Person is a Subsidiary, directly or indirectly, of more than one Person, the shares of Common Stock of all of which are and have been so registered, the term “Principal Party” shall refer to whichever of such Persons is the issuer of shares of Common Stock having the highest aggregate current market price of shares outstanding, or (3) if such Person is owned, directly or indirectly, by a joint venture formed by two or more Persons that are not owned, directly or indirectly, by the same Person, the rules set forth in clauses (1) and (2) above shall apply to each of the owners having an interest in the venture as if the Person owned by the joint venture was a Subsidiary of both or all of such joint venturers, and the Principal Party in each such case shall bear the obligations set forth in this Section 13 in the same ratio as its interest in such Person bears to the total of such interests.

(c)    The Company shall not consummate any Section 13 Event unless, prior to such consummation, (x) the Principal Party has a sufficient number of authorized shares of its Common Stock which are not outstanding or otherwise reserved for issuance (and which shall, when issued upon exercise of the Rights in accordance with this Agreement be duly and validly authorized and issued, fully paid and nonassessable and free of preemptive rights, rights of first refusal or any other restriction or limitations on transfer on ownership thereof) to permit the exercise in full of the Rights in accordance with paragraphs (a) and (b) of this Section 13, (y) a registration statement under the Securities Act on an appropriate form with respect to the Rights and the securities receivable upon exercise of the Rights shall be effective under the Securities Act and (z) the Company and Principal Party shall have executed and delivered to the Rights Agent an agreement confirming that the requirements of paragraphs (a) and (b) of this Section 13 shall promptly be performed in accordance with their terms and that the consummation of such Section 13 Event shall not result in a default by the Principal Party under this Agreement as the same shall have been assumed by the Principal Party pursuant to paragraphs (a) and (b) of this Section 13 and providing that the Principal Party, as soon as practicable after executing and delivering the agreement required pursuant to clause (z) of this Section 13(c), at its own expense, shall:

(i)    (A) use its best efforts to cause a registration statement under the Securities Act on an appropriate form with respect to the Rights and the securities receivable upon exercise of the Rights to remain effective (and to include a prospectus at all times complying with the requirements of the Securities Act) until the Expiration Date, and (B) take all such action as may be required to enable the Principal Party to issue the securities receivable upon exercise of the Rights and to assure that any acquisition of such securities upon the exercise of the Rights complies with any applicable state securities or “blue sky” laws, including the registration or qualification of such securities under all requisite securities and “blue sky” laws of the various states and the listing of such securities on such exchanges and trading markets as may be necessary or appropriate;

(ii)    use its best efforts, if the Common Stock of the Principal Party shall be listed or admitted to trading on the NYSE, NASDAQ or on another national securities exchange, to list or admit to trading (or continue the listing of) the Rights and the securities receivable upon exercise of the Rights on the NYSE, NASDAQ or such other national securities exchange, or, if the Common Stock of the Principal Party shall not be listed or admitted to trading on the NYSE, NASDAQ or another national securities exchange, to cause the Rights and the securities receivable upon exercise of the Rights to be authorized for quotation on any other system then in use;

(iii)    obtain waivers of any rights of first refusal or preemptive rights in respect of the Common Stock of the Principal Party subject to purchase upon exercise of outstanding Rights; and

(iv)    deliver to holders of the Rights historical financial statements for the Principal Party and each of its Affiliates which comply in all respects with the requirements for registration on Form 10 (or any successor form) under the Exchange Act.

(d)    If the Principal Party has a provision in any of its authorized securities or in its certificate of incorporation or by-laws or other instrument governing its affairs, which provision would have the effect of (i) causing such Principal Party to issue (other than to holders of Rights pursuant to this Section 13), in connection with, or as a consequence of, the consummation of a transaction referred to in this Section 13, shares of Common Stock or Common Stock Equivalents of such Principal Party at less than the then current market price per share (determined pursuant to Section 11(d) hereof) or securities exercisable for, or convertible into, shares of Common Stock or Common Stock Equivalents of such Principal Party at less than such then current market price per share or (ii) providing for any special payment, tax or similar provisions in connection with the issuance of the Common Stock of such Principal Party pursuant to the provisions of this Section 13, then, the Company shall not consummate any such transaction unless prior thereto the Company and such Principal Party shall have executed and delivered to the Rights Agent a supplemental agreement providing that the provision in question of such Principal Party shall have been canceled, waived or amended, or that the authorized securities shall be redeemed, so that the applicable provision will have no effect in connection with, or as a consequence of, the consummation of the proposed transaction.

(e)    The Company shall not, at any time after the first occurrence of a Section 11(a)(ii) Event, enter into any transaction of the type described in clauses (x) through (z) of Section 13(a) hereof, if (i) at the time of or immediately after such Section 13 Event there are any rights, warrants or other instruments or securities outstanding or agreements in effect which would substantially diminish or otherwise eliminate the benefits intended to be afforded by the Rights, (ii) prior to, simultaneously with or immediately after such Section 13 Event the stockholders of the Person who constitutes, or would constitute, the Principal Party for purposes of Section 13(b) hereof shall have received a distribution of Rights previously owned by such Person or any of its Affiliates or Associates, or (iii) the form or nature of organization of the Principal Party would preclude or limit the exercisability of the Rights.

(f)    The provisions of this Section 13 shall similarly apply to successive mergers, consolidations, combinations, sales or transfers referred to in Section 13(a) hereof.

Section 14.    Fractional Rights and Fractional Shares.

(a)    The Company shall not be required to issue fractions of Rights (except prior to the Distribution Date as provided in Section 11(n) hereof) or to distribute Rights Certificates which evidence fractional Rights. In lieu of such fractional Rights, there shall be paid to the registered holders of the Rights Certificates with regard to which such fractional Rights would otherwise be issuable an amount in cash equal to the same fraction of the current market value of a whole Right. For purposes of this Section 14(a), the current market value of a whole Right shall be the closing price of the Rights for the Trading Day immediately prior to the date on which such fractional Rights would have been otherwise issuable. The closing price of the Rights for any day shall be:

(x)    the last sale price, regular way, or, in the case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported by the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the NYSE or NASDAQ or, if the Rights are not listed or admitted to trading on the NYSE or NASDAQ, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Rights are listed or admitted to trading, or

(y)    if the Rights are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by any system then in use, or

(z)    if on any such date the Rights are not so quoted, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Rights selected by the Board of Directors.

If on any such date no such market maker is making a market in the Rights, the fair value of the Rights on such date as determined by the Board of Directors shall be used, and such determination shall be described in a statement promptly filed with the Rights Agent.

(b)    The Company shall not be required to issue fractions of shares of Preferred Stock (other than fractions which are integral multiples of one one hundred-thousandth of a share of Preferred Stock) or to distribute certificates which evidence fractional shares of Preferred Stock (other than fractions which are integral multiples of one one hundred-thousandth of a share of Preferred Stock) upon exercises or exchange of the Rights. Interests in fractions of shares of Preferred Stock which are integral multiples of one one hundred-thousandth of a share of Preferred Stock, may, at the election of the Company, be evidenced by depositary receipts pursuant to an appropriate agreement between the Company and a depositary selected by it; provided, however, that such agreement shall provide that the holders of such depositary receipts shall have all the rights, privileges and preferences to which they are entitled as beneficial owners of the Preferred Stock represented by such depositary receipts. In lieu of fractional shares of Preferred Stock that are not integral multiples of one one hundred-thousandth of a share of Preferred Stock, the Company shall pay to the registered holders of Rights Certificates with regard to which such fractional shares of Preferred Stock would otherwise be issuable, at the time such Rights are exercised or exchanged as herein provided, an amount in cash equal to the same fraction of the current market value of one (1) share of Preferred Stock (as determined in accordance with the method set forth in the second sentence of Section 11(d)(i) hereof) for the Trading Day immediately prior to the date of such exercise or exchange.

(c)    The Company shall not be required to issue fractions of shares of Common Stock or to distribute certificates which evidence fractional shares of Common Stock upon exercise or exchange of the Rights. In lieu of such fractional shares of Common Stock, the Company shall pay to the registered holders of Rights Certificates with regard to which such fractional shares of Common Stock would otherwise be issuable, at the time such Rights are exercised or exchanged as herein provided, an amount in cash equal to the same fraction of the current market value of one (1) share of Common Stock. For purposes of this paragraph (c), the current market value of one (1) share of Common Stock shall be the closing price of one (1) share of Common Stock (as determined pursuant to the second sentence of Section 11(d)(i) hereof) for the Trading Day immediately prior to the date of such exercise or exchange.

(d)    The holder of a Right by the acceptance of the Right expressly waives such holder’s right to receive any fractional Rights or any fractional shares upon exercise or exchange of a Right, except as provided in this Section 14.

(e)    Whenever a payment for fractional Rights or fractional shares or other securities is to be made by the Rights Agent under any section of this Agreement, the Company shall (i) promptly prepare and deliver to the Rights Agent a certificate setting forth in reasonable detail the facts related to such payments and the prices and/or formulas utilized in calculating such payments, and (ii) provide sufficient monies to the Rights Agent in the form of fully collected funds to make such payments. The Rights Agent shall be fully protected in relying upon such a certificate and shall have no duty with respect to, and shall not be deemed to have knowledge of any payment for fractional Rights or fractional shares or other securities under any section of this Agreement relating to the payment of fractional Rights or fractional shares or other securities unless and until the Rights Agent shall have received such a certificate and sufficient monies.

Section 15.    Rights of Action. All rights of action in respect of this Agreement, other than rights of action vested in the Rights Agent under this Agreement, are vested in the respective registered holders of the Rights Certificates (and, prior to the Distribution Date, the registered holders of Common Stock); and any registered holder of a Rights Certificate (or, prior to the Distribution Date, any registered holder of Common Stock), without the consent of the Rights Agent or of the holder of any other Rights Certificate (or, prior to the Distribution Date, holder of Common Stock), on such holder’s own behalf and for such holder’s own benefit, may enforce, and may institute and maintain any suit, action or proceeding against the Company to enforce, or otherwise act in respect of, such holder’s right to exercise the Rights evidenced by such Rights Certificate (or, prior to the Distribution Date, evidenced by such Common Stock) in the manner provided therein and in this Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement by the Company and shall be entitled to specific performance of the obligations hereunder and injunctive relief against actual or threatened violations of the obligations of the Company under this Agreement.

Section 16.    Agreement of Rights Holders. Every holder of a Right, by accepting the same, consents and agrees with the Company and the Rights Agent and with every other holder of a Right that:

(a)    prior to the Distribution Date, the Rights will be transferable only in connection with the transfer of shares of Common Stock and the Right associated with each such share of Common Stock shall be automatically transferred upon the transfer of each such share of Common Stock;

(b)    after the Distribution Date, the Rights Certificates are transferable (subject to the provisions of this Agreement) only on the registry books maintained by the Rights Agent if surrendered at the office or agency of the Rights Agent designated for such purposes, duly endorsed or accompanied by a proper instrument of transfer and with the appropriate forms and certificates properly completed and duly executed including but not limited to a form of certification accompanied by a Signature Guarantee;

(c)    subject to Section 6(a) and Section 7(f) hereof, the Company and the Rights Agent may deem and treat the Person in whose name a Rights Certificate (or, prior to the Distribution Date, the associated Common Stock certificate (or Book Entry shares in respect of Common Stock)) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Rights Certificates or the associated Common Stock certificate (or notices provided to holders of Book Entry shares in respect of Common Stock) made by any Person other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent, shall be affected by any notice to the contrary; and

(d)    notwithstanding anything in this Agreement to the contrary, neither the Company nor the Rights Agent shall have any liability to any holder of a Right or any other Person as a result of the inability of the Company or the Rights Agent to perform any of the Company’s or the Rights Agent’s obligations under this Agreement by reason of any preliminary or permanent injunction or other order, decree, judgment or ruling issued by a court of competent jurisdiction or by a governmental, regulatory or administrative agency or commission, or any statute, rule, regulation or executive order promulgated or enacted by a governmental, regulatory or administrative agency or commission, prohibiting or otherwise restraining performance of such obligation.

Section 17.    Rights Certificate Holder Not Deemed a Stockholder. No holder, as such, of any Rights Certificate shall be entitled to vote, receive dividends or be deemed for any purpose the holder of the Preferred Stock or any other securities of the Company which may at any time be issuable on the exercise or exchange of the Rights represented thereby, nor shall anything contained herein or in any Rights Certificate be construed to confer upon the holder of any Rights Certificate, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except notices to be provided under this Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by such Rights Certificate shall have been exercised or exchanged in accordance with the provisions hereof.

Section 18.    Concerning the Rights Agent.

(a)    The Company agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and expenses and other disbursements incurred in the preparation, negotiation, delivery, amendment, administration and execution of this Agreement and the exercise and performance of its duties hereunder. The Company also agrees to indemnify the Rights Agent for, and to hold it harmless against, any loss, liability, damage, judgment, fine, penalty, claim, demand, settlement, cost or expense (including, without limitation, the reasonable fees and expenses of legal counsel), incurred without gross negligence, bad faith or willful misconduct on the part of the Rights Agent (each as determined by a final non-appealable judgment of a court of competent jurisdiction), for any action taken, suffered or omitted to be taken by the Rights Agent in connection with the acceptance, administration, exercise and performance of its duties under of this Agreement, including the costs and expenses of defending against any claim or liability in connection therewith. The costs and expenses incurred in enforcing this right of indemnification shall also be paid by the Company. The provisions of this Section 18 and Section 20 below shall survive the termination of this Agreement, the exercise or expiration of the Rights and the resignation, replacement or removal of the Rights Agent.

(b)    The Rights Agent may conclusively rely upon and shall be authorized and protected and shall incur no liability for or in respect of any action taken, suffered or omitted to be taken by it in connection with its acceptance and administration of this Agreement, and the exercise and performance of its duties hereunder, in reliance upon any Rights Certificate or certificate representing shares of Common Stock or Preferred Stock or representing other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement or other paper or document reasonably believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper Person or Persons or otherwise upon the advice of counsel as set forth in Section 20 hereof. The Rights Agent shall not be deemed to have knowledge of any event of which it was supposed to receive notice thereof hereunder, and the Rights Agent shall be fully protected and shall incur no liability for failing to take any action in connection therewith unless and until it has received such notice. Notwithstanding anything in this Agreement to the contrary, in no event shall the Rights Agent be liable for special, punitive, indirect, incidental or consequential loss or damage of any kind whatsoever (including, but not limited to, lost profits), even if the Rights Agent has been advised of the likelihood of such loss or damage and regardless of the form of the action.

Section 19.    Merger or Consolidation or Change of Name of Rights Agent.

(a)    Any entity into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated or otherwise combined, or any entity resulting from any merger, consolidation or combination to which the Rights Agent or any successor Rights Agent shall be a party, or any entity succeeding to the shareholder services business of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Agreement without the execution or filing of any document or any further act on the part of any of the parties hereto; provided, however, that such entity would be eligible for appointment as a successor Rights Agent under the provisions of Section 21 hereof. In case at the time such successor Rights Agent shall succeed to the agency created by this Agreement, any of the Rights Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of a predecessor Rights Agent and deliver such Rights Certificates so countersigned; and in case at that time any of the Rights Certificates shall not have been countersigned, any successor Rights Agent may countersign such Rights Certificates either in the name of the predecessor Rights Agent or in the name of the successor Rights Agent; and in all such cases such Rights Certificates shall have the full force provided in the Rights Certificates and in this Agreement.

(b)    In case at any time the name of the Rights Agent shall be changed and at such time any of the Rights Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Rights Certificates so countersigned; and in case at that time any of the Rights Certificates shall not have been countersigned, the Rights Agent may countersign such Rights Certificates either in its prior name or in its changed name; and in all such cases such Rights Certificates shall have the full force provided in the Rights Certificates and in this Agreement.

Section 20.    Duties of Rights Agent. The Rights Agent undertakes to perform only the duties and obligations expressly set forth in this Agreement and no implied duties or obligations shall be read into this Agreement against the Rights Agent. The Rights Agent shall perform those duties and obligations upon the following terms and conditions, by all of which the Company and the holders of Rights Certificates, by their acceptance thereof, shall be bound:

(a)    The Rights Agent may consult with legal counsel (who may be legal counsel for the Company), and the advice or opinion of such counsel shall be full and complete authorization and protection to the Rights Agent and the Rights Agent shall incur no liability for or in respect of any action taken, suffered or omitted to be taken by it in accordance with such advice or opinion.

(b)    Whenever in the performance of its duties under this Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter (including, without limitation, the identity of any Acquiring Person and the determination of current market price) be proved or established by the Company prior to taking, suffering or omitting to take any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by an Authorized Officer, and delivered to the Rights Agent; and such certificate shall be full and complete authorization and protection to the Rights Agent and the Rights Agent shall incur no liability for or in respect of any action taken, suffered or omitted to be taken by it under the provisions of this Agreement in reliance upon such certificate.

(c)    The Rights Agent shall be liable hereunder to the Company and any other Person only for its own gross negligence, bad faith or willful misconduct (each as determined by a final non-appealable judgment of a court of competent jurisdiction). Any liability of the Rights Agent under this Agreement will be limited to the amount of fees (but excluding reimbursed expenses and charges) paid by the Company to the Rights Agent for the twelve month immediately preceding the event for which recovery from the Rights Agent is being sought.

(d)    The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Rights Certificates (except as to its countersignature thereof) or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Company only.

(e)    The Rights Agent shall not have any liability for or be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution hereof by the Rights Agent) or in respect of the validity or execution of any Rights Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Rights Certificate; nor shall it be responsible for any change in the exercisability of the Rights (including but not limited to the Rights becoming null and void) or any change or adjustment in the terms of the Rights (including but not limited to any adjustment required under the provisions of Section 11 or Section 13 hereof) nor shall it be responsible for the manner, method or amount of any such adjustment or the ascertaining of the existence of facts that would require any such change or adjustment (except with respect to the exercise of Rights evidenced by Rights Certificates after receipt of a certificate furnished pursuant to Section 12 hereof describing such change or adjustment upon which the Rights Agent may rely); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any shares of Preferred Stock or any other securities to be issued pursuant to this Agreement or any Rights Certificate or as to whether any shares of Preferred Stock or any other securities will, when so issued, be validly authorized and issued, fully paid and nonassessable.

(f)    The Company shall perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performance by the Rights Agent of the provisions under this Agreement.

(g)    The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from any Person reasonably believed by the Rights Agent to be an Authorized Officer, and to apply to such Persons for advice or instructions in connection with its duties, and such instructions shall be full authorization and protection to the Rights Agent and the Rights Agent shall not be liable for or in respect of any action taken, suffered or omitted to be taken by it in accordance with instructions of any such officer or for any delay in acting while waiting for those instructions. The Rights Agent shall be fully authorized and protected in relying upon the most recent instructions received by any such officer. Any application by the Rights Agent for written instructions from the Company may, at the option of the Rights Agent, set forth in writing any action proposed to be taken, suffered or omitted to be taken by the Rights Agent under this Agreement and the date on and/or after which such action shall be taken or suffered by or such omission shall be effective. The Rights Agent shall not be liable for any action taken by, or omission of, the Rights Agent in accordance with a proposal included in any such application on or after the date specified in such application (which date shall not be less than five Business Days after the date any Authorized Officer actually receives such application, unless any such Authorized Officer shall have consented in writing to an earlier date) unless, prior to taking any such action (or the effective date in the case of an omission), the Rights Agent shall have received, in response to such application, written instructions with respect to the proposed action or omission specifying a different action to be taken, suffered or omitted to be taken.

(h)    The Rights Agent and any stockholder, affiliate, director, officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though the Rights Agent were not Rights Agent under this Agreement. Nothing herein shall preclude the Rights Agent or any such stockholder, affiliate, director, officer or employee from acting in any other capacity for the Company or for any other Person.

(i)    The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself (through its directors, officers and employees) or by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company or any Person resulting from any such act, default, neglect or misconduct, absent gross negligence, bad faith or willful misconduct in the selection and continued employment thereof (each as determined by a final non-appealable judgment of a court of competent jurisdiction).

(j)    No provision of this Agreement shall require the Rights Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of its rights if it believes that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to it.

(k)    The Rights Agent shall not be required to take notice or be deemed to have notice of any fact, event or determination (including, without limitation, any dates or events defined in this Agreement or the designation of any Person as an Acquiring Person, Affiliate or Associate) under this Agreement unless and until the Rights Agent shall be specifically notified in writing by the Company of such fact, event or determination

(l)    If, with respect to any Rights Certificate surrendered to the Rights Agent for exercise or transfer, the certificate contained in the form of assignment or the form of election to purchase set forth on the reverse thereof, as the case may be, has not been properly completed to certify the holder is not an Acquiring Person (or an Affiliate or Associate thereof) or a transferee thereof, the Rights Agent shall not take any further action with respect to such requested exercise or transfer without first consulting with the Company; provided, however, that the Rights Agent shall not be liable for any delays arising from the duties under this Section 20(l).

(m)    The Rights Agent shall have no responsibility to the Company, any holders of Rights, or any other Person for interest or earnings on any moneys held by the Rights Agent pursuant to this Agreement.

(n)    The Rights Agent shall not have any duty or responsibility in the case of the receipt of any written demand from any holder of Rights with respect to any action or default by the Company, including, without limiting the generality of the foregoing, any duty or responsibility to initiate or attempt to initiate any proceedings at law or otherwise or to make any demand upon the Company. Upon the receipt of any such written demand, the Rights Agent shall use reasonable efforts to provide the Company with notice thereof as soon as commercially practicable.

Section 21.    Change of Rights Agent. The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Agreement upon thirty days’ prior notice in a notice provided to the Company in accordance with Section 26 hereof and, in the event that the Rights Agent or one of its Affiliates is not also the transfer agent for the Common Stock or Preferred Stock, to each transfer agent for the Common Stock or Preferred Stock. The Company may remove the Rights Agent or any successor Rights Agent upon thirty days’ prior notice in writing, mailed to the Rights Agent or successor Rights Agent, as the case may be, and, in the event that the Rights Agent or one of its Affiliates is not also the transfer agent for the Common Stock or Preferred Stock, to each transfer agent for the Common Stock or Preferred Stock by registered or certified mail, and, if such removal occurs after the Distribution Date, to the holders of the Rights Certificates by public disclosure or in accordance with Section 26. In the event that the Rights Agent or one of its Affiliates is also the transfer agent for the Common Stock or Preferred Stock and the transfer agency relationship in effect between the Company and the Rights Agent terminates, the Rights Agent will be deemed to have resigned as the Rights Agent automatically and be discharged from its duties under this Agreement as of the effective date of such termination, and the Company shall be responsible for sending the required notice. If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Rights Agent. If the Company shall fail to make such appointment within a period of thirty days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights

Agent or by the holder of a Rights Certificate (who shall, with such notice, submit such holder’s Rights Certificate for inspection by the Company), then the registered holder of any Rights Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Company or by such a court, shall be an entity authorized to do business under the laws of the United States of America or any state of the United States of America, in good standing, which is authorized under such laws to exercise corporate trust or stock transfer powers and which has at the time of its appointment as Rights Agent along with its Affiliates a combined capital and surplus of at least $50,000,000. After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose; provided that such predecessor Rights Agent shall not be required to make any additional expenditure or assume any additional liability in connection with the foregoing. Not later than the effective date of any such appointment, the Company shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent for the Common Stock or Preferred Stock, and, if such appointment occurs after the Distribution Date, mail a notice thereof in writing to the registered holders of the Rights Certificates in accordance with Section 26 hereof. Failure to give any notice provided for in this Section 21, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

Section 22.    Issuance of New Rights Certificates. Notwithstanding any of the provisions of this Agreement or of the Rights to the contrary, the Company may, at its option, issue new Rights Certificates evidencing Rights in such forms as may be approved by the Board of Directors to reflect any adjustment or change made in accordance with the provisions of this Agreement in the Purchase Price and the number or kind or class of shares or other securities or property that may be acquired under the Rights Certificates. In addition, in connection with the issuance or sale of shares of Common Stock following the Distribution Date (other than upon exercise of a Right) and prior to the Expiration Date, the Company shall with respect to shares of Common Stock so issued or sold (a) pursuant to the exercise of stock options, (b) under any employee benefit plan or arrangement, (c) upon the exercise, conversion or exchange of securities, notes or debentures issued by the Company, or (d) pursuant to a contractual obligation of the Company, in the case of any of the foregoing clauses (a) through (d) as existing prior to the Distribution Date, issue Rights Certificates representing the appropriate number of Rights in connection with such issuance or sale; provided, however, that (x) no such Rights Certificate shall be issued if, and to the extent that, the Company shall be advised by counsel that such issuance would create a significant risk of material adverse tax consequences to the Company or the Person to whom such Rights Certificate would be issued, (y) no such Rights Certificate shall be issued if, and to the extent that, appropriate adjustment shall otherwise have been made in lieu of the issuance thereof and (z) no such Rights Certificate shall be issued to an Acquiring Person or an Affiliate or Associate of an Acquiring Person.

Section 23.    Redemption.

(a)    The Company may, at its option, by action of the Board of Directors, at any time prior to the Close of Business on the tenth Business Day following the Stock Acquisition Date, redeem all, but not less than all, of the then-outstanding Rights at a redemption price of $0.0001 per Right, as such amount may be appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such redemption price being the “Redemption Price”). The Company may, at its option, by action of the Board of Directors, pay the Redemption Price either in shares of Common Stock (based on the current market price (as determined pursuant to Section 11(d) hereof) per share of Common Stock at the time of redemption) or cash or any other form of consideration deemed appropriate by the Board of Directors and the redemption of the Rights shall be effective at such time and on the basis and with such conditions as the Board of Directors may establish. Notwithstanding anything in this Agreement to the contrary, the Rights shall not be exercisable after the first occurrence of a Section 11(a)(ii) Event until such time as the Company’s right of redemption has expired.

(b)    Immediately upon the action of the Board of Directors ordering the redemption of the Rights as provided in Section 23(a) above (or at such later time as the Board of Directors may establish for the effectiveness of such redemption), and without any further action and without any notice, the right to exercise the Rights will terminate and the only right thereafter of the holders of Rights shall be to receive the Redemption Price for each Right so held. The Company shall promptly give public notice of such redemption and, within ten (10) days after such action of the Board of Directors ordering the redemption of the Rights, shall mail notices of redemption to the holders of the then-outstanding Rights in accordance with Section 26 hereof, provided, however, that the failure to give, or any defect in, any such notice shall not affect the validity of such redemption. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of redemption will state the method by which the payment of the Redemption Price will be made.

(c)    The Company may, at its option, discharge all of its obligations with respect to any redemption of the Rights by (i) issuing a press release announcing the manner of redemption of the Rights in accordance with this Agreement, and (ii) mailing payment of the Redemption Price to the registered holders of the Rights in accordance with Section 26 hereof.

(d)    Neither the Company nor any of its Affiliates or Associates may redeem, acquire or purchase for value any Rights at any time in any manner, other than as specifically set forth in this Section 23 or in Section 24 hereof and other than in connection with the purchase or repurchase by any of them of Common Stock prior to the Distribution Date.

(e)    Qualifying Offer.

(i)    If the Company receives a Qualifying Offer and the Board of Directors has not redeemed the outstanding Rights or exempted such Qualifying Offer from the terms of this Agreement or called a special meeting of stockholders for the purpose of voting on whether or not to exempt such Qualifying Offer from the terms of this Agreement, in each case, by the Close of Business on the date that is ninety (90) days following the commencement of such Qualifying Offer (within the meaning of Rule 14d-2(a) under the Exchange Act) (the “Board Evaluation Period”), then the holders of record (or their duly authorized proxy) of 25% or more of the shares of Common Stock then outstanding (excluding shares of Common Stock beneficially owned by the Person making the Qualifying Offer or by such Person’s Affiliates or Associates) (the “Requisite Percentage”) may submit to the Board of Directors, not earlier than ninety (90) days and not later than one hundred and twenty (120) days following the commencement of such Qualifying Offer (within the meaning of Rule 14d-2(a) under the Exchange Act), a written demand complying with the terms of this Section 23(e) (the “Special Meeting Demand”) directing the Board of Directors to submit to a vote of stockholders at a special meeting of the stockholders of the Company (a “Special Meeting”) a resolution exempting such Qualifying Offer from the provisions of this Agreement (the “Qualifying Offer Resolution”).

(ii)    Any Special Meeting Demand must (A) be delivered to the secretary of the Company at the principal executive offices of the Company, (B) be signed by the demanding stockholders (the “Demanding Stockholders”) or a duly authorized agent of the Demanding Stockholders, (C) provide, as to the stockholders of record executing the request, (x) the names and addresses of such stockholders, as they appear on the Company’s books and records, (y) the number of shares of Common Stock which are owned of record by each of such stockholders, and (z) in the case of the shares of Common Stock that are beneficially owned by another Person, an executed certification by the holder of record that such stockholder has executed such Special Meeting Demand only after obtaining instructions to do so from such Beneficial Owner and attaching evidence thereof, and (D) otherwise fulfill the requirements of clauses (c)(i)-(v) in the last paragraph of Section 2 of Article II of the Amended and Restated By-laws of the Company (such provisions to apply mutatis mutandis to the “Demanding Stockholders” as if they were the “stockholder” referred to therein).

(iii)    After receipt of a Special Meeting Demand in proper form and in accordance with this Section 23(e) from Demanding Stockholders holding the Requisite Percentage, the Board of Directors shall take such actions necessary or desirable to cause the Qualifying Offer Resolution to be so submitted to a vote of stockholders at a Special Meeting to be convened within one hundred twenty (120) days following the Board of Directors’ receipt of the Special Meeting Demand (the “Special Meeting Period”) by including a proposal relating to adoption of the Qualifying Offer Resolution in the proxy materials of the Company for the Special Meeting; provided, however, that if the Company at any time during the Special Meeting Period and prior to a vote on the Qualifying Offer Resolution enters into a Definitive Acquisition Agreement, the Special Meeting Period may be extended (and any Special Meeting called in connection therewith may be cancelled) if the Qualifying Offer Resolution is separately submitted to a vote at the same meeting as the Definitive Acquisition Agreement.

(iv)    Subject to the requirements of applicable law, the Board of Directors may take a position in favor of or opposed to the adoption of the Qualifying Offer Resolution, or no position with respect to the Qualifying Offer Resolution, as it determines to be appropriate in the exercise of its fiduciary duties.

(v)    If no Person has become an Acquiring Person prior to the Exemption Date and the Qualifying Offer continues to be a Qualifying Offer and either (A) the Special Meeting has not been convened on or prior to the last day of the Special Meeting Period (the “Outside Meeting Date”) or (B) if, at the Special Meeting at which a quorum is present, a majority of the shares of Common Stock outstanding as of the record date for the Special Meeting selected by the Board of Directors (excluding shares of Common Stock beneficially owned by the Person making the Qualifying Offer or by such Person’s Affiliates or Associates) shall vote in favor of the Qualifying Offer Resolution, then the Qualifying Offer shall be exempt from the application of this Agreement in all respects to such Qualifying Offer as long as it remains a Qualifying Offer, such exemption to be effective on the Close of Business on (1) the Outside Meeting Date or (2) the date on which the results of the vote on the Qualifying Offer Resolution at the Special Meeting are certified as official by the appointed inspectors of election for the Special Meeting, as the case may be (such date, the “Exemption Date”). Notwithstanding anything herein to the contrary, no action or vote by stockholders not in compliance with the provisions of this Section 23(e) shall serve to exempt any offer from the terms of this Agreement.

(vi)    Immediately upon the Close of Business on the Exemption Date, and without any further action and without any notice, the right to exercise the Rights with respect to the Qualifying Offer will terminate and, notwithstanding anything in this Agreement to the contrary, the consummation of the Qualifying Offer shall not cause the offeror (or its Affiliates and/or Associates) to become an Acquiring Person; and the Rights shall immediately expire and have no further force and effect upon such consummation.

Section 24.    Exchange.

(a)    The Company may, at its option, at any time after the first occurrence of a Section 11(a)(ii) Event, in lieu of a holder’s right to exercise the Rights, exchange all or part of the then-outstanding and exercisable Rights (which shall not include Rights that have become null and void pursuant to Section 7(e) hereof) for Units of Preferred Stock or shares of Common Stock, at the election of the Board of Directors (such a Unit of Preferred Stock or a share of Common Stock, as applicable, an “Exchange Security”), at an exchange ratio of one Exchange Security per Right, as appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such exchange ratio being the “Exchange Ratio”). Notwithstanding the foregoing, the Board of Directors shall not be empowered to effect such exchange at any time after any Acquiring Person shall have become the Beneficial Owner of 50% or more of the shares of Common Stock then outstanding. From and after the occurrence of a Section 13 Event, any Rights that theretofore have not been exchanged pursuant to this Section 24(a) shall thereafter be exercisable only in accordance with Section 13 hereof and may not be exchanged pursuant to this Section 24(a).

The exchange of the Rights by the Board of Directors may be made effective at such time, on such basis and with such conditions as the Board of Directors may establish. Without limiting the generality of the foregoing, in connection with effecting such an exchange, the Board of Directors may direct the Company to enter into a Trust Agreement in such form and with such terms as the Board of Directors shall then approve (the “Trust Agreement”). If the Board of Directors so directs, the Company shall enter into the Trust Agreement and shall issue to the trust created by such agreement (the “Trust”) all or some (as designated by the Board of Directors) of the Exchange Securities issuable pursuant to the exchange, and all or some (as designated by the Board of Directors) of the Persons entitled to receive Exchange Securities pursuant to the exchange shall be entitled to receive such Exchange Securities (and any dividends or distributions made thereon after the date on which such Exchange Securities are deposited in the Trust) only from the Trust and solely upon compliance with the relevant terms and provisions of the Trust Agreement.

In connection with effecting an exchange pursuant to this Section 24(a) and registering Exchange Securities in any Person’s name, including any nominee or transferee of a Person, the Company may enter into such arrangements or implement such procedures as it deems necessary or appropriate to minimize the possibility that any Exchange Securities issuable upon exchange pursuant to this Section 24(a) are received by Persons whose Rights are null and void pursuant to Section 7(e) hereof.

Each Exchange Security issued at the direction of the Board of Directors in connection with this Section 24(a) shall be a validly issued, fully paid and nonassessable share of Common Stock or Unit of Preferred Stock (as the case may be), and the Company shall be deemed to have received as consideration for such issuance a benefit having a value that is at least equal to the aggregate par value of the Exchange Securities so issued. Approval by the Board of Directors of the exchange shall constitute a determination by the Board of Directors that such consideration is adequate.

(b)    Immediately upon the action of the Board of Directors ordering the exchange of any Rights pursuant to Section 24(a) hereof, and without any further action and without any notice, the right to exercise such Rights shall terminate and the only right thereafter of a holder of such Rights shall be to receive that number of Exchange Securities equal to the number of such Rights held by such holder multiplied by the Exchange Ratio. The Company shall promptly provide public notice of any such exchange and shall promptly mail notices of any such exchange to the Rights Agent and the holders of such Rights in accordance with Section 26 hereof; provided, however, that the failure to give or any defect in any such notice shall not affect the validity of such exchange. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of exchange shall state the method by which the exchange of Exchange Securities for Rights will be effected and, in the event of any partial exchange, the number of Rights which will be exchanged. Any partial exchange shall be effected pro rata based on the number of Rights (other than Rights which have become null and void pursuant to the provisions of Section 7(e) hereof) held by each holder of Rights.

(c)    In the event that the number of Exchange Securities issued but not outstanding, or authorized but unissued, and, in each case, not reserved for issuance for purposes other than upon exercise of the Rights, is not sufficient to permit any exchange of Rights as contemplated in accordance with this Section 24, then the Company shall take all such action as may be necessary to authorize additional Exchange Securities for issuance upon exchange of the Rights.

Section 25.    Notice of Certain Events.

(a)    In case the Company shall propose, at any time after the Distribution Date:

(i)    to pay any dividend payable in stock of any class to the holders of Preferred Stock or to make any other distribution to the holders of Preferred Stock (other than a regular periodic cash dividend),

(ii)    to offer to the holders of Preferred Stock rights or warrants to subscribe for or to purchase any additional shares of Preferred Stock or shares of stock of any class or any other securities, rights or options,

(iii)    to effect any reclassification of the Preferred Stock (other than a reclassification involving only the subdivision or combination of outstanding shares of Preferred Stock),

(iv)    to effect any share exchange, consolidation, combination or merger into and with any other Person, or to effect any sale or other transfer (or to permit one or more of its Subsidiaries to effect any sale or other transfer), in one or more transactions, of more than 50% of the assets, cash flow or earning power of the Company and its Subsidiaries (taken as a whole) to any other Person or Persons (other than the Company and/or any of its wholly owned Subsidiaries),

(v)    to effect the liquidation, dissolution or winding up of the Company or

(vi)    to declare or pay any dividend on the Common Stock payable in Common Stock, or to effect a subdivision, combination or consolidation of the Common Stock (by reclassification or otherwise than by payment of dividends in Common Stock), then, in each such case, the Company shall give to the Rights Agent and each holder of a Rights Certificate, to the extent feasible and in accordance with Section 26 hereof, a notice of such proposed action, which shall specify the record date for the purposes of such stock dividend or distribution of rights or warrants or the date on which such share exchange, consolidation, merger, sale, transfer, liquidation, dissolution, winding up, reclassification, subdivision or combination is to take place and the date of participation therein by the holders of the shares of Common Stock and/or Preferred Stock, if any such date is to be fixed, and such notice shall be so given in the case of any action covered by clause (i) or (ii) above at least ten (10) days prior to the record date for determining holders of the shares of Preferred Stock for purposes of such action, and in the case of any such other action, at least ten (10) days prior to the date of the taking of such proposed action or the date of participation therein by the holders of the shares of Common Stock and/or Preferred Stock, whichever shall be the earlier. The failure to give notice required by this Section 25 or any defect therein shall not affect the legality or validity of the action taken by the Company or the vote upon any such action.

(b)    In case any Triggering Event shall occur, then, in any such case, (i) the Company shall as soon as practicable thereafter give to each holder of a Rights Certificate, to the extent feasible and in accordance with Section 26 hereof, a notice of the occurrence of such event, which shall describe such event and the consequences of such event to the Rights Agent and to the holders of Rights under Section 11(a)(ii) or Section 13 hereof, as the case may be, and (ii) all references in the preceding paragraph (a) to Preferred Stock shall be deemed thereafter to refer also to Common Stock and/or, if appropriate, other securities.

Section 26.    Notices. Notices or demands authorized by this Agreement to be given or made by the Rights Agent or by the holder of any Rights Certificate to or on the Company shall be sufficiently given or made if sent by overnight delivery service or first-class mail, postage prepaid, addressed (until another address is filed in writing with the Rights Agent) as follows:

ON Semiconductor Corporation

5005 E. McDowell Road

Phoenix, AZ 85008

Attention: General Counsel

with a copy (which shall not constitute notice) to:

Morrison & Foerster LLP

425 Market Street

San Francisco, CA 94105

Attention: Eric McCrath and Michael O’Bryan

Subject to the provisions of Section 21 hereof, any notice or demand authorized by this Agreement to be given or made by the Company or by the holder of any Rights Certificate to or on the Rights Agent shall be sufficiently given or made if sent by overnight delivery service or first-class mail, postage prepaid, addressed (until another address is filed in writing with the Company) as follows:

Computershare Trust Company, N.A.

250 Royall Street

Canton, MA 02021

Attention: Client Services

Notices or demands authorized by this Agreement to be given or made by the Company or the Rights Agent to the holder of any Rights shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed to such holder at the last address of such holder as shown on the records of the Company, the registry books of the Rights Agent (if after the Distribution Date) or the registry books of the transfer agent for the Common Stock (if prior to the Distribution Date).

Section 27.    Supplements and Amendments.

(a)    For so long as the Rights are then redeemable, the Company may, and the Rights Agent shall, if the Company so directs, supplement or amend any provision of this Agreement in any respect without the approval of any holders of the Rights; provided that such supplement or amendment does not adversely affect the rights, duties or obligations of the Rights Agent under this Agreement.

(b)    At any time when the Rights are no longer redeemable, the Company may, and the Rights Agent shall, if the Company so directs, supplement or amend any provision of this Agreement (provided that such supplement or amendment does not adversely affect the rights, duties or obligations of the Rights Agent under this Agreement) in any respect without the approval of any holders of Rights; provided, however, that no such supplement or amendment may (i) adversely affect the interests of the holders of Rights as such (other than an Acquiring Person or an Affiliate or Associate of an Acquiring Person or any other holder of Rights that have become null and void pursuant to Section 7(e) hereof), (ii) cause this Agreement again to become amendable other than in accordance with this sentence or (iii) cause the Rights again to become redeemable.

(c)    Upon the delivery of a certificate from an Authorized Officer which states that the supplement or amendment is in compliance with the terms of this Section 27, the Rights Agent shall execute such supplement or amendment; provided that such supplement or amendment does not adversely affect the rights, duties or obligations of the Rights Agent under this Agreement. The Rights Agent agrees that time is of the essence in connection with any supplement or amendment to this Agreement that it is directed by the Company to execute in accordance with this Section 27.

(d)    For the avoidance of doubt, the Company shall be entitled to adopt and implement such procedures and arrangements (including with the Rights Agent or other third parties) as it may deem necessary or desirable to facilitate the exercise, exchange, subscription, trading, issuance or distribution of the Rights (and Units of Preferred Stock or shares of Common Stock), including use of book entry, as contemplated hereby and to ensure that an Acquiring Person does not obtain the benefits thereof, and any supplement or amendment of this Agreement in respect of the foregoing shall be deemed to not adversely affect the interests of the holders of Rights; provided that such supplement or amendment does not adversely affect the rights, duties or obligations of the Rights Agent under this Agreement.

(e)    Prior to the Distribution Date, the interests of the holders of Rights shall be deemed coincident with the interests of the holders of Common Stock.

Section 28.    Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

Section 29.    Determinations and Actions by the Board of Directors. The Board of Directors shall have the exclusive power and authority to administer this Agreement and to exercise all rights and powers specifically granted to the Board of Directors or to the Company, or as may be necessary or advisable in the administration of this Agreement, including the right and power to (i) interpret the provisions of this Agreement, and (ii) make all determinations deemed necessary or advisable for the administration of this Agreement (including a determination whether to redeem or not redeem the Rights or to amend or not amend this Agreement and whether any proposed amendment adversely affects the interest of the holders of Rights). All such actions, calculations, interpretations and determinations (including, for purposes of clause (y) below, all omissions with respect to the foregoing) which are done or made by the Board of Directors, acting in its sole and absolute discretion, shall (x) be final, conclusive and binding on the Company, the Rights Agent, the holders of the Rights and all other Persons, and (y) not subject the Board of Directors or any member thereof to any liability to the holders of the Rights.

Without limiting the foregoing, nothing contained herein shall be construed to suggest or imply that the Board of Directors shall not be entitled to reject any Qualifying Offer or any other tender offer or other acquisition proposal, or to recommend that holders of Common Stock reject any Qualifying Offer or any other tender offer or other acquisition proposal, or to take any other action (including the commencement, prosecution, defense or settlement of any litigation and the submission of additional or alternative offers or other proposals) with respect to any Qualifying Offer or any other tender offer or other acquisition proposal that the Board of Directors determines is necessary or appropriate in the exercise of its fiduciary duties.

Section 30.    Benefits of this Agreement. Nothing in this Agreement shall be construed to give to any Person other than the Company, the Rights Agent and the registered holders of the Rights Certificates (and, prior to the Distribution Date, registered holders of shares of Common Stock) any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent and the registered holders of the Rights Certificates (and, prior to the Distribution Date, registered holders of shares of Common Stock).

Section 31.    Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated; provided that if any such excluded term, provision, covenant or restriction shall adversely affect the rights, immunities, duties or obligations of the Rights Agent, the Rights Agent shall be entitled to resign immediately.

Section 32.    Governing Law. This Agreement, each Right and each Rights Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by, and construed in accordance with, the laws of the State of Delaware applicable to contracts to be made and performed entirely in such State, without giving effect to any choice or conflict of laws provisions or rules that would cause the application of the laws of any jurisdiction other than the State of Delaware.

Section 33.    Counterparts; Effectiveness. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute one and the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by all of the other parties hereto. A facsimile or .pdf signature delivered electronically shall constitute an original signature for all purposes.

Section 34.    Force Majeure. Notwithstanding anything to the contrary contained herein, the Rights Agent shall not be liable for any delays or failures in performance resulting from acts beyond its reasonable control, including, without limitation, acts of God (including, but not limited to, natural disasters, catastrophic events, epidemics and pandemics), terrorist acts, shortage of supply, breakdowns or malfunctions, interruptions or malfunctions of any utilities, communications or computer facilities, or loss of data due to power failures or mechanical difficulties with information storage or retrieval systems, labor difficulties, war or civil unrest.

Section 35.    Headings; Interpretation. Headings of the sections of this Agreement and of the exhibits hereto and the table of contents are for convenience of the parties hereto only and shall be given no substantive or interpretative effect whatsoever. As used in this Agreement: (a) the words “include”, “includes” or “including” shall be deemed to be followed by the words “without limitation”; (b) the words “hereof”, “hereby”, “herein” and “hereunder” and words of similar import when used in this Agreement, unless otherwise specified, shall refer to this Agreement as a whole and not to any particular provision of this Agreement; (c) whenever this Agreement refers to a number of days, such number shall refer to calendar days unless Business Days are specified; and (d) unless otherwise expressly provided herein, any statute defined or referred to herein means such statute as from time to time amended, modified or supplemented, including by succession of comparable successor statutes, and includes any rules or regulations promulgated thereunder. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered, all as of the date first above written.

ON SEMICONDUCTOR CORPORATION

By:	/s/ George H. Cave
Name:	George H. Cave
Title:	Executive Vice President, General Counsel, Chief Compliance Officer, Chief Risk Officer and Corporate Secretary

COMPUTERSHARE TRUST COMPANY, N.A., as Rights Agent

By:	/s/ Patrick Hayes
Name:	Patrick Hayes
Title:	Vice President & Manager

[Signature Page to Rights Agreement]

EXHIBIT A

TO RIGHTS AGREEMENT

FORM OF

CERTIFICATE OF DESIGNATIONS

OF THE

SERIES B JUNIOR PARTICIPATING PREFERRED STOCK

OF

ON SEMICONDUCTOR CORPORATION

ON Semiconductor Corporation, Inc. (the “Corporation”), organized and existing under the Delaware General Corporate Law, in accordance with Section 151 thereof DOES HEREBY CERTIFY:

The Board of Directors of the Corporation (the “Board of Directors”), in accordance with the Amended and Restated Certificate of Incorporation of the Corporation ( the “Certificate of Incorporation”), at a duly called meeting of the Board of Directors held on June 7, 2020, at which a quorum was present and acted throughout, adopted the following resolution:

RESOLVED, that pursuant to the authority granted to and vested in the Board of Directors in accordance with the provisions of the Certificate of Incorporation, the Board of Directors hereby creates a series of preferred stock, par value $0.01 per share, of the Corporation (the “Preferred Stock”), and hereby states the designation and number of shares, and fixes the relative rights, preferences, and limitations thereof as follows:

Series B Junior Participating Preferred Stock

1.    Designation and Amount. The shares of such series shall be designated as “Series B Junior Participating Preferred Stock” (the “Series B Preferred Stock”) and the number of shares constituting the Series B Preferred Stock shall be 6,500. Such number of shares may be increased or decreased by resolution of the Board of Directors; provided that no decrease shall reduce the number of shares of Series B Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Corporation convertible into or exchangeable for Series B Preferred Stock.

2.    Dividends and Distributions.

(A)    Subject to the prior and superior rights of the holders of any shares of any class or series of stock of the Corporation ranking prior and superior to the Series B Preferred Stock with respect to dividends, the holders of shares of Series B Preferred Stock, in preference to the holders of shares of Common Stock, par value $0.01 per share, of the Corporation (the “Common Stock”), and any other class or series of stock of the Corporation ranking junior to the Series B Preferred Stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the first day of March, June, September and December in each year (each such date being a “Quarterly Dividend Payment Date”), commencing on the first Quarterly Dividend Payment

Date after the first issuance of a share or fraction of a share of Series B Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $100.00 or (b) subject to the provision for adjustment hereinafter set forth, 100,000 times the aggregate per share amount of all cash dividends, and 100,000 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), in each case declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series B Preferred Stock.

In the event that the Corporation shall at any time after June 8, 2020 (the “Rights Declaration Date”) declare or pay any dividend on the Common Stock payable in shares of Common Stock or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which the holders of shares of Series B Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

(B)    The Corporation shall declare a dividend or distribution on the Series B Preferred Stock as provided in paragraph (A) of this Section immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $100.00 per share on the Series B Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

(C)    Dividends shall begin to accrue and be cumulative on outstanding shares of Series B Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series B Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series B Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series B Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 60 days prior to the date fixed for the payment thereof.

3.    Voting Rights. The holders of shares of Series B Preferred Stock shall have the following voting rights:

(A)    Subject to the provision for adjustment hereinafter set forth, each share of Series B Preferred Stock shall entitle the holder thereof to 100,000 votes on all matters submitted to a vote of the stockholders of the Corporation. In the event the Corporation shall at any time after the Rights Declaration Date declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the number of votes per share to which holders of shares of Series B Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

(B)    Except as otherwise provided herein, in any other certificate of designations creating a series of Preferred Stock or any similar stock, or by law, the holders of shares of Series B Preferred Stock and the holders of shares of Common Stock and any other capital stock of the Corporation having general voting rights shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

(C)    Except as set forth herein, or as otherwise provided by law, holders of Series B Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

4.    Certain Restrictions.

(A)    Whenever quarterly dividends or other dividends or distributions payable on the Series B Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series B Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

(i)    declare or pay dividends, or make any other distributions, on or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series B Preferred Stock, other than (A) such redemptions or purchases that may be deemed to occur upon the exercise of stock options, warrants or similar rights or grant, vesting or lapse of restrictions on the grant of any other performance shares, restricted stock, restricted stock units or other equity awards to the extent that such shares represent all or a portion of (x) the exercise or purchase price of such options, warrants or similar rights or other equity awards and (y) the amount of withholding taxes owed by the recipient of such award in respect of such grant, exercise, vesting or lapse of restrictions; or (B) the repurchase, redemption, or other acquisition or retirement for value of any such shares from employees, former employees, directors, former directors, consultants or former consultants of the Corporation or their respective estate, spouse, former spouse or family member, pursuant to the terms of the agreements pursuant to which such shares were acquired;

(ii)    declare or pay dividends, or make any other distributions, on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series B Preferred Stock, except dividends paid ratably on the Series B Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

(iii)    redeem or purchase or otherwise acquire for consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series B Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series B Preferred Stock; or

(iv)    redeem or purchase or otherwise acquire for consideration any shares of Series B Preferred Stock, or any shares of stock ranking on a parity with the Series B Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

(B)    The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation, unless the Corporation could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

5.    Reacquired Shares. Any shares of Series B Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock, subject to any conditions and restrictions on issuance set forth herein.

6.    Liquidation, Dissolution or Winding Up.

(A)    Upon any liquidation, dissolution or winding up of the Corporation, no distribution shall be made (i) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series B Preferred Stock, unless, prior thereto, the holders of shares of Series B Preferred Stock shall have received the greater of (x) $1,000.00 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, and (y) an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100,000 times the aggregate amount to be distributed per share to the holders of shares of Common Stock or (ii) to the holders of shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series B Preferred Stock, except distributions made ratably on the Series B Preferred Stock and all such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up.

(B)    In the event the Corporation shall at any time after the Rights Declaration Date declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount to which holders of shares of Series B Preferred Stock were entitled immediately prior to such event pursuant to clause (i)(y) of paragraph (A) of this Section 6 shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

7.    Consolidation, Merger, etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each share of Series B Preferred Stock shall at the same time be similarly exchanged for or changed into an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 100,000 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is exchanged or changed. In the event the Corporation shall at any time after the Rights Declaration Date declare or pay any dividend on the Common Stock payable in shares of Common Stock or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series B Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

8.    Redemption. The shares of Series B Preferred Stock shall not be redeemable.

9.    Ranking. The Series B Preferred Stock shall rank, with respect to the payment of dividends and the distribution of assets, junior to all series of any other class of the Corporation’s Preferred Stock.

10.    Fractional Shares. The Series B Preferred Stock may be issued in fractions of a share that shall entitle the holder, in proportion to such holder’s fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series B Preferred Stock.

11.    Amendment. At any time that any shares of Series B Preferred Stock are outstanding, the Certificate of Incorporation shall not be amended in any manner which would materially alter or change the powers, preferences or special rights of the Series B Preferred Stock so as to affect them adversely without the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series B Preferred Stock, voting separately as a class.

IN WITNESS WHEREOF, the undersigned have executed this Certificate of Designations on behalf of the Corporation this June 8, 2020.

ON SEMICONDUCTOR CORPORATION

By:
Name:
Title:

By:
Name:
Title:

EXHIBIT B

TO RIGHTS AGREEMENT

FORM OF RIGHTS CERTIFICATE

Certificate No. R-

No. of Rights:

NOT EXERCISABLE AFTER THE EXPIRATION DATE (AS DEFINED IN THE RIGHTS AGREEMENT REFERRED TO BELOW). THE RIGHTS ARE SUBJECT TO REDEMPTION OR EXCHANGE, AT THE OPTION OF THE COMPANY, ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT. UNDER CERTAIN CIRCUMSTANCES SET FORTH IN THE RIGHTS AGREEMENT, RIGHTS BENEFICIALLY OWNED BY OR TRANSFERRED TO ANY PERSON WHO IS, WAS OR BECOMES AN ACQUIRING PERSON OR ANY AFFILIATE OR ASSOCIATE THEREOF (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT), AND CERTAIN TRANSFEREES THEREOF, WILL BECOME NULL AND VOID AND WILL NO LONGER BE TRANSFERABLE.

Rights Certificate

ON SEMICONDUCTOR CORPORATION

This certifies that                                     , or registered assigns, is the registered holder of the number of Rights set forth above, each of which entitles the registered holder thereof, subject to the terms and conditions of the Rights Agreement, dated as of June 8, 2020 (as amended from time to time, the “Rights Agreement”), between ON Semiconductor Corporation, a Delaware corporation (the “Company”), and Computershare Trust Company, N.A., a federally chartered trust company (or any successor rights agent) (the “Rights Agent”), to purchase from the Company at any time after the Distribution Date (as defined in the Rights Agreement) and prior to the earliest of (i) 5:00 P.M., New York City time, on June 7, 2021, (ii) the time at which the Rights are redeemed pursuant to the Rights Agreement, (iii) the closing of any merger or other acquisition transaction involving the Company pursuant to an agreement providing for such transaction that has been approved by the Board of Directors of the Company, at which time the Rights are terminated, and (iv) the time at which the Rights are exchanged pursuant to the Rights Agreement (such earliest date being the “Expiration Date”), at the office or agency of the Rights Agent designated for such purpose, one one hundred-thousandth of a fully paid and nonassessable share of Series B Junior Participating Preferred Stock, par value $0.01 per share, of the Company (the “Preferred Stock”) at the purchase price (the “Purchase Price”) of $100.80 per one one hundred-thousandth of a share of Preferred Stock (each such one one hundred-thousandth of a share being a “Unit”), upon presentation and surrender of this Rights Certificate with the Form of Election to Purchase and related certificate duly executed. The number of Rights evidenced by this Rights Certificate (and the number and kind of shares which may be purchased upon exercise hereof) set forth above, and the Purchase Price set forth above, are the number and Purchase Price as of June 8, 2020, based on the Preferred Stock as constituted at such date.

As provided in the Rights Agreement, the Purchase Price, the number of Units of Preferred Stock (or other securities or property) which may be purchased upon the exercise of the Rights and the number of Rights evidenced by this Rights Certificate are subject to modification and adjustment upon the happening of certain events.

If the Rights evidenced by this Rights Certificate are at any time beneficially owned by or transferred to any person who is or becomes an Acquiring Person or an Affiliate or Associate of an Acquiring Person (each as defined in the Rights Agreement) or certain transferees thereof, such Rights will become null and void and will no longer be transferable.

This Rights Certificate is subject to all of the terms and conditions of the Rights Agreement, which terms and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Rights Certificates. Copies of the Rights Agreement are on file at the principal executive office of the Company and the principal office of the Rights Agent and are available from the Company and the Rights Agent upon written request therefor.

This Rights Certificate, with or without other Rights Certificates, upon surrender at the office or agency of the Rights Agent designated for such purpose, may be exchanged for another Rights Certificate or Rights Certificates of like tenor and date evidencing an aggregate number of Rights equal to the aggregate number of Rights evidenced by the Rights Certificate or Rights Certificates surrendered. If this Rights Certificate shall be exercised in part, the registered holder shall be entitled to receive, upon surrender hereof, another Rights Certificate or Rights Certificates for the number of whole Rights not exercised.

Subject to the provisions of the Rights Agreement, the Rights evidenced by this Rights Certificate (i) may be redeemed by the Company at a redemption price of $0.0001 per Right or (ii) may be exchanged by the Company, in whole or in part, for Units of Preferred Stock or shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”).

No fractional shares of Preferred Stock or Common Stock will be issued upon the exercise or exchange of any Right or Rights evidenced hereby (other than fractions of shares of Preferred Stock which are integral multiples of one one hundred-thousandth of a share of Preferred Stock, which may, at the election of the Company, be evidenced by depository receipts), but in lieu thereof a cash payment will be made, as provided in the Rights Agreement.

No holder of this Rights Certificate, as such, shall be entitled to vote or receive dividends or be deemed for any purpose the holder of Preferred Stock or of any other securities which may at any time be issuable on the exercise or exchange hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Rights Certificate shall have been exercised or exchanged as provided in the Rights Agreement.

This Rights Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

WITNESS the electronic signature of the proper officers of the Company. Dated as of                          ,

ON SEMICONDUCTOR CORPORATION

By:
Name:
Title:

ATTEST:

By:
Name:
Title:

Countersigned:

COMPUTERSHARE TRUST COMPANY, N.A., as Rights Agent

By:
Name:
Title:

Form of Reverse Side of Rights Certificate

FORM OF ASSIGNMENT

(To be executed by the registered holder if such holder desires to transfer the Rights Certificate.)

FOR VALUE RECEIVED                                                       hereby sells, assigns and transfers unto                                                                                                                                                                                                                                                                                                                     (Please print name and address of transferee)

                     Rights represented by this Rights Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint                                                   Attorney, to transfer said Rights on the books of the within-named Company, with full power of substitution.

Dated:                  ,

Signature

Signature Guaranteed:

Signatures must be guaranteed by a bank, trust company, broker, dealer or other eligible institution participating in a recognized signature guarantee medallion program.

(To be completed)

Certificate

The undersigned hereby certifies that the Rights evidenced by this Rights Certificate (1) are not beneficially owned by, and are not being sold, assigned or transferred by or on behalf of, a Person who is or was an Acquiring Person or an Affiliate or Associate thereof (as such terms are defined in the Rights Agreement), (2) are not being sold, assigned or transferred to or on behalf of any Acquiring Person or Affiliate or Associate thereof and (3) were not acquired from any Person who is or was an Acquiring Person or an Affiliate or Associate thereof.

Signature

Form of Reverse Side of Rights Certificate - continued

FORM OF ELECTION TO PURCHASE

(To be executed if the registered holder desires to

exercise Rights represented by the Rights Certificate.)

To: ON Semiconductor Corporation

The undersigned hereby irrevocably elects to exercise                                           Rights represented by this Rights Certificate to purchase the Units of Preferred Stock (or such other securities or property) issuable upon the exercise of such Rights and requests that certificates for such Units (or such other securities or property) be issued in the name of and delivered to:

Please insert social security

or other identifying number

(Please print name and address)

If such number of Rights shall not be all the Rights evidenced by this Rights Certificate, a new Rights Certificate for the balance remaining of such Rights shall be registered in the name of and delivered to:

Please insert social security

or other identifying number

(Please print name and address)

Dated:                  ,

Signature

(Signature must conform to holder specified on Rights Certificate)

Signature Guaranteed:

Signatures must be guaranteed by a bank, trust company, broker, dealer or other eligible institution participating in a recognized signature guarantee medallion program.

Form of Reverse Side of Rights Certificate - continued

(To be completed)

Certificate

The undersigned hereby certifies that the Rights evidenced by this Rights Certificate (1) are not beneficially owned by, and are not being sold, assigned or transferred by or on behalf of, a Person who is or was an Acquiring Person or an Affiliate or Associate thereof (as such terms are defined in the Rights Agreement), (2) are not being sold, assigned or transferred to or on behalf of any Acquiring Person or Affiliate or Associate thereof and (3) were not acquired from any Person who is or was an Acquiring Person or an Affiliate or Associate thereof.

Signature

NOTICE

The signature in the Form of Assignment or Form of Election to Purchase, as the case may be, must conform to the name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever.

In the event the certification set forth above in the Form of Assignment or the Form of Election to Purchase, as the case may be, is not completed, the Company and the Rights Agent will deem the beneficial owner of the Rights evidenced by this Rights Certificate to be an Acquiring Person or an Affiliate or Associate thereof (as each such term is defined in the Rights Agreement) and such Assignment or Election to Purchase will not be honored.

EXHIBIT C

TO RIGHTS AGREEMENT

SUMMARY OF RIGHTS TO PURCHASE PREFERRED STOCK

On June 7, 2020, the Board of Directors (the “Board of Directors”) of ON Semiconductor Corporation, a Delaware corporation (the “Company”), authorized and declared a dividend of one preferred share purchase right (a “Right”) for each outstanding share of common stock, par value $0.01 per share, of the Company (the “Common Stock”). The dividend is payable on June 18, 2020 (the “Record Date”), to the holders of record of shares of Common Stock as of 5:00 P.M., New York City time, on the Record Date. The description and terms of the Rights are set forth in a Rights Agreement, dated as of June 8, 2020 (as the same may be amended from time to time, the “Rights Agreement”), between the Company and Computershare Trust Company, N.A., as rights agent (the “Rights Agent”).

For those interested in a summary of the terms of the Rights Agreement, we provide the following description. Please note, however, that this description is only a summary, does not purport to be complete and is qualified in its entirety by reference to all of the provisions of the Rights Agreement, which is incorporated herein by reference. The Rights Agreement has been filed with the Securities and Exchange Commission as an exhibit to a Registration Statement on Form 8-A filed on June 8, 2020. A copy of the Rights Agreement is available free of charge from the Company upon request.

The Rights

The Rights will be issued in respect of all shares of Common Stock outstanding on the Record Date. The Rights will initially trade with, and will be inseparable from, the Common Stock, and the record holders of shares of Common Stock will be the record holders of the Rights. The Rights will be evidenced only by certificates (or, in the case of uncertificated shares, by notations in the book-entry account system) that represent shares of Common Stock. Rights will also be issued in respect of any shares of Common Stock that shall become outstanding after the Record Date and, subject to certain exceptions specified in the Rights Agreement, prior to the earlier of the Distribution Date (as defined below) and the Expiration Date (as defined below).

Exercise; Distribution Date; Transfer of Rights; Right Certificates

The Rights are not exercisable until the Distribution Date. After the Distribution Date and prior to the time any person or group of affiliated or associated persons becomes an Acquiring Person (as defined below), each Right will be exercisable to purchase from the Company one one hundred-thousandth of a share (a “Unit”) of Series B Junior Participating Preferred Stock, par value $0.01 per share, of the Company (the “Preferred Stock”), at a purchase price of $100.80 per Unit (the “Purchase Price”), subject to adjustment as provided in the Rights Agreement.

The “Distribution Date” is the earlier of (i) the tenth business day after the public announcement that a person or group of affiliated or associated persons has become an Acquiring Person or such earlier date, as determined by the Board of Directors, on which an Acquiring

Person has become such, and (ii) such date (prior to such time as any person or group of affiliated or associated persons becomes an Acquiring Person), if any, as may be determined by the Board of Directors following the commencement of, or the first public announcement of an intention to commence, a tender offer or exchange offer the consummation of which would result in any person or group of affiliated or associated persons becoming an Acquiring Person. A person or group of affiliated or associated persons becomes an “Acquiring Person” upon acquiring beneficial ownership of 15% or more of the outstanding shares of Common Stock, except in certain situations specified in the Rights Agreement.

Certain synthetic interests in securities created by derivative positions – whether or not such interests are considered to be ownership of the underlying shares of Common Stock or are reportable for purposes of Regulation 13D of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) – are treated as beneficial ownership of the number of shares of Common Stock equivalent to the economic exposure created by the derivative security, to the extent actual underlying shares of Common Stock are directly or indirectly beneficially owned by the counterparty to such derivative security (or by a counterparty to such first counterparty, or any other successive counterparty). Swaps dealers unassociated with any control intent or intent to evade the purposes of the Rights Agreement are exempted from such imputed beneficial ownership.

Until the Distribution Date, the Rights will be transferred with and only with the Common Stock, and any transfer of shares of Common Stock will constitute a transfer of the associated Rights. After the Distribution Date, the Rights will separate from the Common Stock and, as soon as practicable after the Distribution Date, separate certificates evidencing the Rights (“Rights Certificates”) will be mailed to holders of record of the Common Stock as of the close of business on the Distribution Date and such separate Rights Certificates alone will evidence the Rights.

Expiration Date

The Rights will expire on the earliest of (i) the close of business on June 7, 2021, (ii) the time at which the Rights are redeemed pursuant to the Rights Agreement, (iii) the closing of any merger or other acquisition transaction involving the Company that has been approved by the Board of Directors, at which time the Rights are terminated, and (iv) the time at which the Rights are exchanged pursuant to the Rights Agreement (such earliest date, the “Expiration Date”).

Consequences of a Person or Group Becoming an Acquiring Person

Flip-In Trigger. If any person or group of affiliated or associated persons becomes an Acquiring Person, each holder of a Right (other than Rights beneficially owned by an Acquiring Person, affiliates and associates of an Acquiring Person and certain transferees thereof, which Rights will thereupon become null and void) will thereafter have the right to receive upon exercise of a Right that number of shares of Common Stock having a market value of two times the Purchase Price.

Flip-Over Trigger. If, after any person or group of affiliated or associated persons has become an Acquiring Person, the Company is acquired in a merger, consolidation or combination or 50% or more of its consolidated assets, cash flow or earning power are transferred, proper provisions will be made so that each holder of a Right (other than Rights beneficially owned by an Acquiring Person, affiliates and associates of an Acquiring Person and certain transferees thereof, which Rights will have become null and void) will thereafter have the right to receive upon the exercise of a Right that number of shares of common stock of the person (or its parent) with whom the Company has engaged in the foregoing transaction having a market value of two times the Purchase Price.

Exchange Feature. At any time after any person or group of affiliated or associated persons becomes an Acquiring Person and prior to the earlier of one of the events described in the previous paragraph or the acquisition by an Acquiring Person of 50% or more of the outstanding shares of Common Stock, the Board of Directors may exchange the Rights (other than Rights owned by an Acquiring Person, affiliates and associates of an Acquiring Person and certain transferees thereof, which Rights will have become null and void), in whole or in part, for shares of Common Stock or Units of Preferred Stock (“Exchange Securities”), at an exchange ratio of one Exchange Security per Right.

Redemption of the Rights

At any time before the close of business on the tenth business day after the public announcement that a person or group of affiliated or associated persons has become an Acquiring Person or such earlier date, as determined by the Board of Directors, on which an Acquiring Person has become such, the Board of Directors may redeem the Rights in whole, but not in part, for $0.0001 per Right (the “Redemption Price”). The Redemption Price is payable, at the option of the Company, in cash, Common Stock or such other form of consideration as the Board of Directors shall determine. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price. The Redemption Price will be subject to adjustment.

If the Company receives a Qualifying Offer (as defined in the Rights Agreement) and the Company does not redeem the Rights, the Company may exempt such Qualifying Offer from the Rights Agreement, or call a special meeting of stockholders to vote on whether or not to exempt such Qualifying Offer from the Rights Agreement, in each case within 90 days of the commencement of the Qualifying Offer (within the meaning of Rule 14d-2(a) under the Exchange Act). In addition, the holders of record of 25% or more of the outstanding shares of Common Stock (excluding shares held by the person making the Qualifying Offer or by such person’s affiliates or associates) may submit a written demand to the Board of Directors (the “Special Meeting Demand”), not earlier than 90 days and not later than 120 days following the commencement of the Qualifying Offer (within the meaning of Rule 14d-2(a) under the Exchange Act), directing the Board of Directors to propose a resolution exempting the Qualifying Offer from the Rights Agreement to be voted upon at a special meeting to be convened within 120 days following the Board of Director’s receipt of the Special Meeting Demand (the “Special Meeting Period”). The Board of Directors must take the necessary actions to cause such resolution to be submitted to a vote of stockholders at a special meeting within the Special Meeting Period. The Board of Directors may recommend in favor of or against or take no position with respect to the adoption of such resolution, as it determines to be appropriate in the exercise of its fiduciary duties.

Amendment

For so long as the Rights are then redeemable, the Company may amend the Rights Agreement in any manner. After the Rights are no longer redeemable, the Company may amend the Rights Agreement in any manner that does not adversely affect the interests of holders of the Rights (other than an Acquiring Person, affiliates and associates of an Acquiring Person and certain transferees thereof).

Stockholder Rights

Until a Right is exercised or exchanged, the holder thereof, as such, will have no rights as a stockholder of the Company by virtue of holding such Right, including, without limitation, the right to vote and to receive dividends.

Anti-Dilution Provisions

The Board of Directors may adjust the Purchase Price, the number of shares of Preferred Stock issuable and the number of outstanding Rights to prevent dilution that may occur from a stock dividend, a stock split, a reclassification of the Preferred Stock or Common Stock or certain other specified transactions. No adjustments to the Purchase Price of less than 1% are required to be made.

Description of the Preferred Stock

Each Unit of Preferred Stock, if issued:

•	Will not be redeemable.

•	Will entitle holders to quarterly dividend payments of $0.001 per Unit, or an amount equal to the dividend paid on one share of Common Stock, whichever is greater.

•	Will entitle holders upon liquidation either to receive $0.01 per Unit, or an amount equal to the payment made on one share of Common Stock, whichever is greater.

•	Will have the same voting power as one share of Common Stock.

•

If shares of Common Stock are exchanged as a result of a merger, consolidation, or a similar transaction, will entitle holders to a per share payment equal to the payment made on one share of Common Stock.

The value of one Unit of Preferred Stock should approximate the value of one share of Common Stock.

C-4